Exhibit 10.3

CERTAIN MATERIAL (INDICATED BY [***]) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.  THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

ASSIGNMENT AND CONSENT AGREEMENT

THIS ASSIGNMENT AND CONSENT AGREEMENT (this “Assignment Agreement”) is entered into this 13th day of January, 2015 (the “Execution Date”) by and between

GRÜNENTHAL GMBH, organized under the laws of Germany and having its principal office at Zieglerstraße 6, 52078 Aachen, Germany (hereinafter “GRÜNENTHAL”), and

Janssen Pharmaceuticals, Inc., a Delaware corporation having a principal place of business at 1125 Trenton-Harbourton Road, Titusville, New Jersey, 08560 and Janssen Research & Development, LLC having a principal place of business at U.S. Route 202, Raritan, New Jersey 08869 (hereinafter collectively “OMP”), and is joined by Depomed, Inc., organized under the laws of California and having its principal office at 7999 Gateway Blvd., Suite 300, Newark, California 94560 (hereinafter “PURCHASER”) upon PURCHASER’s execution of a joinder to this Assignment Agreement pursuant to paragraph 2 hereof.

WHEREAS, OMP and GRÜNENTHAL entered into a License Agreement dated February 21, 2003, which License Agreement was amended as of December 23, 2004 and June 21, 2006 and then amended and restated in its entirety in an Amended and Restated License Agreement dated December 28, 2006, which Amended and Restated License Agreement was amended as of June 19, 2007, December 17, 2008, January 16, 2009, May 22, 2009, July 15, 2010 and May 29, 2013 (such Amended and Restated License Agreement, together with all amendments thereto, the “Combined Territories License Agreement”) and then amended and restated in its entirety in two (2) agreements: (a) a License Agreement (U.S.) with an effective date of January 13, 2015 (the “Agreement”), pursuant to which inter alia GRÜNENTHAL agreed to license to OMP certain patents and know-how regarding composition of matter CG-5503 and pharmaceutical formulations containing CG-5503 as active pharmaceutical ingredient (the “Product”), as well as certain drug delivery systems for delivery of CG-5503, and to grant manufacturing, commercialization and certain other rights to OMP for the Product in the United States of America (the “Territory”) and (b) a License Agreement (Canada/Japan) with an effective date of January 13, 2015 (the “Canada/ Japan License Agreement”), pursuant to which inter alia GRÜNENTHAL agreed to license to OMP certain patents and know-how regarding composition of matter CG-5503 and the Product, as well as certain drug delivery systems for delivery of CG-5503, and to grant manufacturing, commercialization and certain other rights to OMP for the Product in Canada and Japan;

WHEREAS, OMP and/or one or more of its affiliates (collectively, the “Selling Entities”) and PURCHASER are discussing the possibility of entering into a transaction pursuant to which the Selling Entities would sell (or to cause to be sold), and PURCHASER would purchase, certain assets and rights related to the Product (including OMP’s rights under the Agreement), and PURCHASER would assume certain liabilities related to the Product (the “Transaction”);

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

WHEREAS, in the event one or more of the Selling Entities and PURCHASER agree to enter into the Transaction, such Selling Entities and PURCHASER would enter into an asset purchase agreement setting forth the terms and conditions upon which the Transaction shall be consummated (the “Asset Purchase Agreement”); and

WHEREAS, pursuant to Section 18.5 of the Agreement, OMP cannot assign the Agreement in whole to PURCHASER without the prior written consent of GRÜNENTHAL, which consent (in accordance with Section 18.11 of the Agreement) cannot unreasonably be withheld, and GRÜNENTHAL desires to consent to such assignment, subject to the terms and conditions of this Assignment Agreement;

NOW, THEREFORE, OMP, PURCHASER and GRÜNENTHAL agree as follows:

1.                                      As of the Execution Date, GRÜNENTHAL hereby irrevocably consents to the assignment of the Agreement to PURCHASER as contemplated in paragraphs 5 and 6 below and under the terms and conditions of this Assignment Agreement.

2.                                      In the event one or more of the Selling Entities and PURCHASER enter into the Asset Purchase Agreement:

2.1.                            PURCHASER shall execute a joinder to this Assignment Agreement in substantially the form of Exhibit A attached hereto, and shall thereafter be a party to this Assignment Agreement and shall be fully bound by, and subject to, all of the terms and conditions of this Assignment Agreement; and

2.2.                            within two (2) working days after the execution of the Asset Purchase Agreement, OMP shall notify GRÜNENTHAL in accordance with Article 18.16 of the Agreement of such execution and deliver to GRÜNENTHAL a copy of such executed joinder.

3.                                      In the event the closing of the Transaction occurs:

3.1.                            OMP shall notify GRÜNENTHAL in accordance with Article 18.16 of the Agreement within two (2) working days of the closing of the Transaction;

3.2.                            the date of such closing shall be referred to as the “Closing Date” in this Assignment Agreement; and

3.3.                            the provisions of paragraphs 5 through 18 below shall become effective.

4.                                      If OMP does not notify GRÜNENTHAL of the closing of the Transaction in accordance with paragraph 3.1 on or before September 30, 2015, then this Assignment Agreement (including all amendments to the Agreement set forth in this Assignment Agreement), the Agreement and the Canada/Japan License Agreement shall each become null and void, and be of no further force and effect, as of October 1, 2015 and the Combined Territories License Agreement shall become effective on October 1, 2015.

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

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5.                                      As of the Closing Date, OMP hereby assigns to PURCHASER all of the rights, licenses, claims, obligations and duties of OMP under the Agreement.

6.                                      As of the Closing Date, PURCHASER hereby accepts such assignment, and assumes all of the rights, licenses, claims, obligations and duties of OMP under the Agreement by way of assumption of contract with debt discharging effect (im Wege der Vertragsübernahme mit schuldbefreiender Wirkung) to the same extent and with the same effect, as if it had been an original party thereto instead of OMP; provided, however, that PURCHASER does not assume, and PURCHASER shall have no liability to GRÜNENTHAL or its Affiliates with respect to, any Discharged GRÜNENTHAL Claim (as such term is defined in paragraph 8 of this Assignment Agreement).

7.                                      As of the Closing Date, any claims of GRÜNENTHAL against Johnson & Johnson, as guarantor of OMP pursuant to Article 19.1 of the Agreement, arising out of the Agreement are hereby discharged by way of agreement in favor of a third party (Vertrag zugunsten Dritter) pursuant to Sec. 328 German Civil Code (BGB), and the provisions of Article 19.1 of the Agreement shall be of no further force and effect.

8.                                      As of the Closing Date, except as provided in paragraphs 9 and 10: (a) any claims of OMP or its Affiliates against GRÜNENTHAL or its Affiliates arising out of the Agreement or the Combined Territories License Agreement are hereby discharged; and (b) any claims of GRÜNENTHAL or its Affiliates against OMP or its Affiliates arising out of the Agreement or the Combined Territories License Agreement (“Discharged GRÜNENTHAL Claims”) are hereby discharged; this is an agreement in favor of a third party (Vertrag zugunsten Dritter) pursuant to Sec. 328 German Civil Code (BGB) for the benefit of OMP’s Affiliates and GRÜNENTHAL’s Affiliates, as applicable.  In addition, effective as of the Closing Date, GRÜNENTHAL hereby irrevocably waives any right that GRÜNENTHAL may have, or may have had, to terminate the Agreement for, or by virtue of, any Discharged GRÜNENTHAL Claim.  OMP shall indemnify and hold harmless GRÜNENTHAL from [***].

9.                                      Payment obligations.  GRÜNENTHAL shall remain liable to OMP for any payment obligations of GRÜNENTHAL under the Agreement that accrued prior to the Closing Date, and OMP shall remain liable to GRÜNENTHAL for any payment obligations of OMP that accrued prior to the Closing Date, including the payment of royalties based on Net Sales of Products that occurred prior to the Closing Date.  For the sake of clarity, and notwithstanding anything to the contrary in the Agreement or the Canada/Japan Agreement, the Parties acknowledge and agree that costs associated with the ongoing Core Pediatric Program do not relate to the territories of Canada or Japan and, accordingly, that any such costs incurred on or after the Closing Date shall be shared by GRÜNENTHAL and PURCHASER as set forth in the Agreement, not by GRÜNENTHAL and OMP under the Canada/Japan Agreement.  For the sake of clarity, and notwithstanding anything to the contrary in the Canada/Japan Agreement, GRÜNENTHAL and OMP acknowledge and agree that the Proportionate Share provisions set forth in Section 6.1(e) of the Canada/Japan Agreement do not apply to new preclinical or clinical studies commenced on or after the Closing Date.

10.                               Notwithstanding anything to the contrary in paragraph 5 or 6:

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

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10.1.                     the obligations set forth in Article 8 of the Agreement (as in effect immediately prior to the Closing Date) shall continue to apply to OMP and GRÜNENTHAL with respect to any Confidential Information disclosed prior to the Closing Date, until the [***] anniversary of the Closing Date;

10.2.                     OMP shall remain liable to GRÜNENTHAL [***], and GRÜNENTHAL shall remain liable to OMP for [***];

10.3.                     the rights and obligations set forth in Article 13 of the Agreement (as in effect immediately prior to the Closing Date) shall continue to apply to OMP and GRÜNENTHAL with respect to any claims arising out of activities conducted prior to the Closing Date; and

10.4.                     the provisions of Article 1 and Article 18 of the Agreement (as in effect immediately prior to the Closing Date) shall continue to apply, to the extent necessary to interpret any of the foregoing provisions of the Agreement.

11.                               Certain Licenses.

11.1.                     As of the Closing Date, PURCHASER hereby grants to OMP and OMP’s Affiliates a non-exclusive, royalty-free sublicense under the rights granted by GRÜNENTHAL to PURCHASER under the Agreement, solely to the extent necessary to enable OMP and OMP’s Affiliates to perform its and their obligations under the Asset Purchase Agreement and related ancillary agreements, and GRÜNENTHAL hereby consents to such sublicense.

11.2.                     GRÜNENTHAL and OMP acknowledge and agree that, notwithstanding the execution of the Agreement, the Canada/Japan License Agreement or this Assignment Agreement, [***].

11.3.                     GRÜNENTHAL and OMP acknowledge and agree that, notwithstanding the execution of the Agreement, the Canada/Japan License Agreement or this Assignment Agreement, [***].

12.                               Right relating to the manufacture of CG-5503.  [***]

13.                               Amendment to Defined Term “OMP”.  All references in the Agreement to OMP shall be deemed to refer to Depomed, Inc.

14.                               Amendments to Article 2 of the Agreement.  Article 2 of the Agreement shall be amended as set forth in this paragraph 14.

14.1.                     A new Section 2.1(g) is hereby added to the end of Section 2.1 of the Agreement, with the following language: “Excluded Products.  In the event that Grünenthal develops an Excluded Product and, after the first sale in an arms length transaction and shipment of such Excluded Product to a Third Party (other than an Affiliate or licensee of Grünenthal) by Grünenthal (or its Affiliate or licensee) in the OMP Territory following applicable Regulatory Approval of such Excluded Product in the OMP Territory (such sale, the “Grünenthal First Commercial Sale”), there is no composition of matter Patent in the US or EU claiming any of the active pharmaceutical ingredients

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

4

that were New Chemical Entities at the time of such Grünenthal First Commercial Sale (i.e., such active pharmaceutical ingredients no longer qualify as “New Chemical Entities”), then such Excluded Product shall be deemed to be a Combination Product for purposes of this Agreement, except that the exclusive licenses granted by Grünenthal to OMP under Section 2.1 shall be co-exclusive between Grünenthal and OMP with respect to such Combination Product.  Notwithstanding anything to the contrary in this Agreement, with respect to any Excluded Product that subsequently becomes a Combination Product pursuant to this Section 2.1(g), OMP shall have no right to access or use any Information developed by Grünenthal under its RAP for such Combination Product.  For purposes of this Section 2.1(g), “Excluded Product” means a pharmaceutical product containing CG-5503 in combination with one or more New Chemical Entities.”

14.2.                     Section 2.2(b) of the Agreement is hereby amended, superseded and replaced in its entirety to read as follows:  “Licenses for Production. OMP hereby grants to Grünenthal a non-exclusive royalty bearing, license, within the Field under the Improvement Combination Patents and OMP Know-How, to make or have made Products worldwide solely for the purpose of Commercialization of Products within the Grünenthal Territory under the license for Commercialization granted under Section 2.2(a). OMP hereby grants to Grünenthal a non-exclusive royalty free license within the Field under Improvement Patents other than Improvement Combination Patents to make or have made Products worldwide solely for the purpose of Commercialization of Products within the Grünenthal Territory under the license for Commercialization granted under Section 2.2(a); provided, however, that Grünenthal shall be responsible for any payment due to a Third Party in the Grünenthal Territory under such Improvement Patents.  In the event OMP and its Affiliates permanently discontinue all manufacture and supply of the active pharmaceutical ingredient CG-5503 (“API”), OMP shall grant to Grünenthal a non-exclusive royalty free license within the Field under Improvement Patents other than Improvement Combination Patents to make or have made API worldwide for the commercialization of the Product in the countries licensed by OMP from Grünenthal; provided, however, that Grünenthal shall be responsible for any payment due to a Third Party with respect to such API manufacturing activities under such Improvement Patents.”

15.                               Amendments to Article 4 of the Agreement.  Article 4 of the Agreement shall be amended as set forth in this paragraph 15.

15.1.                     Three new sentences are hereby added to end of Section 4.1 ([***]) of the Agreement with the following language: “OMP shall use [***] to Commercialize the Product in the OMP Territory.  For purposes of this Section 4.1, “[***]” means [***].

15.2.                     A new Section 4.9 is hereby added to the end of Article 4 of the Agreement, with the following language:

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

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“4.9                         Periodic Business Review.

OMP shall, within [***] of each calendar year during the Term, deliver to Grünenthal a report covering the [***] month period ending on such date, which report shall include the following information with respect to such six month period (to the extent and in the manner prepared in the ordinary course of OMP’s business):

•                                        Product TRx performance (moving annual total);

•                                        Managed care access update for Products in the OMP Territory (including number of plans, lives, formulary status and geographic area);

•                                        Sales call activity in the OMP Territory (including PDEs delivered with respect to Products); and

•                                          an update on clinical activities undertaken with respect to Products.

Grünenthal shall limit distribution of reports provided by OMP under this Section 4.9 only to senior Grünenthal legal, finance and commercial personnel with a legitimate need to review such reports to assess OMP’s compliance with its obligations under Section 4.1.

This Section 4.9 shall be applicable during the period beginning on December 31, 2015 and ending on the last day of the Term.”

15.3.                     A new Section 4.10 is hereby added to the end of Article 4 of the Agreement, with the following language:

“4.10 Annual Strategic Plan Information.

OMP shall, in December of each calendar year during the Term, deliver to Grünenthal a marketing overview for the Products in the OMP Territory for the upcoming calendar year, which marketing overview shall include the following information with respect to such upcoming calendar year (to the extent and in the manner prepared in the ordinary course of OMP’s business):

•                                          Sales forecast for Products in the OMP Territory (TRx and net sales);

•                                        Sales call plan for Products in the OMP Territory prepared in the ordinary course of OMP’s business (including segmentation methodology, prescriber targets and PDEs); and

•                                        Marketing budget for Products in the OMP Territory and a summary of key marketing tactics.

In addition, OMP shall, in December of the calendar years 2015, 2016 and 2017, inform Grünenthal of the communication positioning strategy for the Products in the OMP Territory for the upcoming calendar year.

Grünenthal shall limit distribution of information provided by OMP under this Section 4.10 only to senior Grünenthal legal, finance and commercial personnel with a legitimate need to review such reports to assess OMP’s compliance with its obligations under Section 4.1.”

16.                               Amendments to Article 6 of the Agreement.  Article 6 of the Agreement shall be amended as set forth in this paragraph 16.

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

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16.1.                     A new sentence is hereby added to end of Section 6.9 (Cost of Goods Sold Cap (“COGS Cap”) in OMP Territory) with the following language:  [***].

16.2.                     Section 6.12 of the Agreement is hereby amended, superseded and replaced in its entirety to read as follows:

“6.12                   Royalty Reports and Records; Estimates.

(a)                                  During the term of this Agreement and commencing with the First Commercial Sale of Product, OMP shall furnish, or cause to be furnished to Grünenthal, written reports, including the applicable royalty payment due, within [***]:

(i)                                       the detailed calculation of monthly Net Sales of all Products sold by OMP and its Affiliates during the calendar half-year;

(ii)                                    the detailed calculation of Earned Royalties, payable in U.S. Dollars, which shall have accrued hereunder in respect to such Net Sales; and

(iii)                                 any withholding taxes required to be paid from such Earned Royalties.

(b)                                  All Earned Royalties payments to be made by OMP to Grünenthal shall be made in U.S. Dollars, within [***], to a Grünenthal bank account.

(c)                                  OMP shall keep accurate records in sufficient detail to enable Earned Royalties and other payments payable hereunder to be determined. OMP shall be responsible for all Earned Royalties and late payments that are due to Grünenthal that have not been paid by OMP or its Affiliates. Late payments shall accrue interest on an annual basis at a rate of [***].

(d)                                 OMP and its Affiliates shall maintain complete and accurate records, in accordance with United States generally accepted accounting principles, which are relevant to costs, expenses and payments under this Agreement and such records shall be open during reasonable business hours for a period of [***] from creation of individual records for examination at Grünenthal’s expense and not more often than once each year by a certified public accountant or other representative selected by Grünenthal and acceptable to OMP for the sole purpose of verifying the correctness of calculations or such costs, expenses or payments made under this Agreement.  In the absence of material discrepancies (in excess of [***]) in any request for reimbursement resulting from such audit, the accounting expense shall be paid by Grünenthal. If material discrepancies do result, OMP shall bear the reasonable audit expense. Any records or accounting information received from OMP shall be Confidential Information for purposes of Article 8.

(e)                                  OMP shall submit to Grünenthal, by [***] of each calendar year during the Term, a preliminary non-binding, interim statement (without payment), which statement shall include the following information for the [***] of the current calendar year:  estimated gross sales; estimated permitted deductions; estimated Net Sales; and estimated units of each Product reasonably likely to be sold by OMP, its Affiliates or its sublicensees.”

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

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17.                               Amendments to Article 15 of the Agreement.  Article 15 of the Agreement shall be amended as set forth in this paragraph 17.

17.1.                     A new Section 15.14 is hereby added to the end of the Article 15 of the Agreement, with the following language:

“15.14           Termination for Challenge of Grünenthal Patents.  In the event that, after the Closing Date, OMP or any of its Affiliates initiates, or assists a Third Party in initiating, a patent re-examination, inter partes review, post grant or other patent office proceeding, opposition, litigation, or other court proceeding challenging the validity of any issued U.S. patent within the Grünenthal Patents licensed under this Agreement (a “Patent Challenge”), Grünenthal may terminate this Agreement upon [***] written notice to OMP, unless such Patent Challenge is terminated or withdrawn by the end of such [***] notice period; provided, however, that none of the following shall constitute a Patent Challenge or entitle Grünenthal to terminate this Agreement pursuant to this Section 15.14:

(i)                                       OMP’s or its Affiliate’s assertion of invalidity as a defense in any court proceeding brought by Grünenthal or any of its Affiliates or its or their respective licensees asserting infringement of an issued U.S. patent within the Grünenthal Patents licensed under this Agreement;

(ii)                                    OMP’s or its Affiliate’s acquisition of or by a Third Party that, prior to consummation of such acquisition, has an existing challenge, whether in a court or administrative proceeding, against an issued U.S. patent within the Grünenthal Patents licensed under this Agreement (an “Existing Challenge”); or

(iii)                                 after OMP’s or its Affiliate’s acquisition of or by a Third Party that has an Existing Challenge, the continued prosecution of such Existing Challenge by the surviving entity in such acquisition transaction.”

17.2.                     A new Section 15.15 is hereby added to the end of the Article 15 of the Agreement, with the following language:

“15.15           Effects upon Termination.  In the event of termination of this Agreement by Grünenthal pursuant to Section 15.14, the licenses and rights granted to Grünenthal in Articles 2 and 12 (if the Parties have previously agreed to jointly develop OMP-ADF-Formulation) and all obligations of Grünenthal related to such license as set forth in Articles 6 and 7 and all relevant definitions in Article 1 shall survive termination. All rights granted by Grünenthal shall revert to Grünenthal and OMP shall promptly transfer to Grünenthal all INDs, Drug Approval Application and Regulatory Approvals including all clinical data associated therewith.”

18.                               [***].

19.                               This Assignment Agreement shall become effective as of the Execution Date and shall continue in effect in perpetuity except as provided in paragraph 4.  The provisions of

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

8

paragraphs 1 through 4, this paragraph 19 and paragraphs 20, 21, 22 and 23 shall become effective on the Execution Date and shall be legally binding on OMP, GRÜNENTHAL and (upon the execution of the joinder pursuant to paragraph 2) PURCHASER as of the Execution Date.  The other provisions of this Assignment Agreement shall not become effective until the Closing Date.  Paragraphs 13 through 18 of this Assignment Agreement constitute an amendment of the Agreement pursuant to Section 18.6 of the Agreement; all other terms and conditions of the Agreement shall remain in full force and effect.

20.                               All definitions used in this Assignment Agreement shall have the meaning as set forth in the Agreement, unless expressly defined otherwise in this Assignment Agreement. Wherever this Assignment Agreement includes English terms after which, either in the same provision or elsewhere in this Assignment Agreement, German terms have been inserted in brackets and italics, the respective German terms shall be decisive for the interpretation of the relevant English term.  In the event that facts have to be judged under foreign law, the use of a legal term of German law comprises the use of the — analogously by content and function — closest foreign legal term. This Assignment Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and together shall constitute one and the same agreement binding on all of the parties and shall become effective when one or more counterparts have been signed by a party and delivered to the other parties, it being understood that none of the parties need sign the same counterpart.  This Assignment Agreement, following its execution, may be delivered via Telecopier machine or other form of electronic delivery, which shall constitute delivery of an execution original for all purposes.

21.                               This Assignment Agreement may be amended, supplemented or otherwise modified at any time, but only by means of a written instrument signed by all of the parties.

22.                               All notices and other communications given or made pursuant to this Assignment Agreement shall be in writing and shall be deemed to have been duly given on the date delivered, if delivered personally, or on the next business day after being sent by reputable overnight courier (with delivery tracking provided, signature required and delivery prepaid), in each case, to the parties at the following addresses, or on the date sent and confirmed by electronic transmission to the telecopier number specified below (or at such other address or telecopier number for a party as shall be specified by notice given in accordance with this paragraph 22):

22.1.                     If to GRÜNENTHAL:

Grünenthal GmbH

[***]

22.2.                     If to OMP:

Janssen Pharmaceuticals, Inc.

[***]

with a copy to:

Johnson & Johnson

[***]

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

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22.3.                     If to Depomed, Inc.:

To the address set forth in Exhibit A.

23.                               Article 16, Section 18.1, Section 18.3, Section 18.4, Section 18.7, Section 18.8, Section 18.14 and Section 18.17 of the Agreement shall apply mutatis mutandis to this Assignment Agreement.

[Remainder of this page intentionally left blank.]

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

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IN WITNESS WHEREOF, the parties have caused this Assignment Agreement to be entered into as of the Execution Date.

GRÜNENTHAL GMBH

By:	/s/ Prof. Dr. Eric-Paul Pâques

Name:	Prof. Dr. Eric-Paul Pâques

Title:	CEO

By:	/s/ Dr. Alberto Grua

Name:	Dr. Alberto Grua

Title:	Chief Commercial Officer EU,
Australia and North America

JANSSEN PHARMACEUTICALS, INC.		JANSSEN RESEARCH & DEVELOPMENT, LLC

By:	/s/ Michael Grissinger	By:	/s/ Michael Grissinger

Name:	Michael Grissinger	Name:	Michael Grissinger

Title:	Authorized Signatory	Title:	Authorized Signatory

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

[Signature Page to Assignment and Consent Agreement]

EXHIBIT A

FORM OF JOINDER AGREEMENT

JOINDER AGREEMENT dated as of January 15, 2015 made by the undersigned (the “Joining Party”).

Reference is hereby made to the Assignment and Consent Agreement, dated as of January 15, 2015 (the “Assignment Agreement”) by and among GRÜNENTHAL GMBH, Janssen Pharmaceuticals, Inc. and Janssen Research & Development, LLC. Capitalized terms used herein without definition shall have the meanings assigned to them in the Assignment Agreement.

Pursuant to and in accordance with paragraph 2 of the Assignment Agreement, the Joining Party hereby agrees that, upon the execution of this Joinder Agreement, it shall become a party to the Assignment Agreement and shall be fully bound by, and subject to, all of the terms and conditions of the Assignment Agreement as “PURCHASER” in such capacity as though the undersigned was an original party thereto.

IN WITNESS WHEREOF, the Joining Party hereto has executed this Joinder Agreement as of January 15, 2015.

DEPOMED, INC.

By:	/s/ James A. Schoeneck
Name:	James A. Schoeneck
Title:	President and Chief Executive Officer

Notice Address:
Depomed. Inc.
7999 Gateway Blvd
Suite 300
Newark, California 94560
Attention: General Counsel

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

CERTAIN MATERIAL (INDICATED BY [***]) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.  THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

LICENSE AGREEMENT (U.S.)

between

GRÜNENTHAL GMBH

and

JANSSEN PHARMACEUTICALS, INC.

and

JANSSEN RESEARCH & DEVELOPMENT, LLC

Index

		Page(s)
LICENSE AGREEMENT (U.S.)
RECITALS		1
ARTICLE 1 — DEFINITIONS		3
ARTICLE 2 — LICENSE GRANTS		17
2.1	Licenses to OMP	17
(a)	Licenses for Commercialization	17
(b)	Licenses for Production	18
(c)	License for Regulatory Approval Preparation	18
(d)	Licenses for Improvement Patents Outside the Field	18
(e)	Payment for Licenses	19
(f)	Right to Sublicense	19
2.2	Licenses to Grünenthal	19
(a)	Licenses for Commercialization	19
(b)	Licenses for Production	19
(c)	License for Regulatory Approval Preparation	19

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

(d)	Payment for Licenses	20
(e)	[Reserved]	20
(f)	Right to Sublicense	20
2.3	Conversion of Licenses to OMP to Non-exclusive license	20
ARTICLE 3 — MANUFACTURE		21
3.1.	Manufacturing by the Parties	21
3.2.	Transfer of Manufacturing Know-How	21
3.3.	Exchange of Manufacturing Know-How	21
ARTICLE 4 — COMMERCIALIZATION		22
4.1	Commercialization Efforts	22
4.2	Pricing	22
4.3	Marketing Responsibilities/Marketing Materials	22
(a)	In General	22
(b)	Party Name on Product Promotional Materials	22
4.4	Minimum Royalties in the OMP Territory	23
4.5	Promotion Compliance Responsibilities	25
4.6	Distribution	26
(a)	Customer Support	26
(b)	Recalls	26
4.7	[Reserved]	27
4.8	Contract to Supra National Agencies	27
ARTICLE 5 - TRADEMARK AND APPEARANCE		27
ARTICLE 6 — PAYMENTS		28
6.1	Considerations of OMP to Grünenthal	28
(a)	Upfront Payments for OMP Territory	28
(b)	Milestone Payments in connection with the OMP Territory	28
(c)	Payments in connection with RAP Plan 1.63.1 and OMP Territory Earned Royalty Payments	29
(d)	[Reserved]	29

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

(e)	[Reserved]	29
(f)	Proportionate Share	30
6.2	Payment of RAP Costs	30
(i)	Cost overruns	31
(ii)	Records and Audits	31
6.3	Earned Royalties for Products in OMP Territory	32
6.4	Royalties for Combination Products in OMP Territory	33
6.5	Royalty Calculation Method	34
6.6	[Reserved]	34
6.7	[Reserved]	34
6.8	Royalty Rate Reduction	34
(a)	Third Party Patents	34
(b)	Compulsory License	34
(c)	Competition in OMP Territory	35
(d)	[Reserved]	36
(e)	Royalties on Know-How of a Product containing CG-5503 as the sole active pharmaceutical ingredient	36
(f)	Royalties on Know-How of Combination Products	36
(g)	Royalty Rock Bottom	37
6.9	Cost of Goods Sold Cap (“COGS Cap”) in OMP Territory	37
6.10	Minimum Royalties	38
6.11	Term for Royalty Payment	38
6.12	Royalty Reports and Records	39
6.13	Taxes	41
6.14	Grünenthal As Licensee	41
6.15	Remittance	41
6.16	No Overlapping Royalties	42
6.17	Payments to or Reports by Affiliates	42
ARTICLE 7— IMPROVEMENT/OWNERSHIP OF INTELLECTUAL PROPERTY		42
7.1	Ownership of Intellectual Property and Patent Rights on Combined Territories License Agreement Effective Date	42

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

7.2	Maintenance of Grünenthal Background Patent	42
7.3	Disclosure of Improvements	42
7.4.	Ownership of Improvement Patents and Improvements	42
7.5	Filing of Improvement Patents	43
7.6	Extensions	43
7.7	Ownership of ADF-Formulation Patents and ADF-Formulation Improvements	44
7.8	Notice	45
7.9	Infringement Claims Against Third Parties	45
7.10	Assistance	45
7.11	Third Party Patents	45
7.12	Notices Relating to the Act	45
7.13	Authorization Relating to Patent Term Extension	46
7.14	Trade Secrets	47
ARTICLE 8— CONFIDENTIALITY		47
8.1	Confidentiality Exceptions	47
8.2	Authorized Disclosure	48
8.3	Survival	49
8.4	Publications	49
8.5	Public Announcements	49
ARTICLE 9 — REPRESENTATIONS AND WARRANTIES		50
9.1	Representations and Warranties	50
9.2	Grünenthal Patent Warranty	51
9.3	Grünenthal Product Warranty	51
9.4	OMP Diligence Warranty	51
9.5	OMP Patent Warranty	51
9.6	No Conflicting Rights	52
9.7	No Other Representations or Warranties	52
9.8	No Liability for Consequential Damages	52

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

ARTICLE 10 — MANAGEMENT OF REGULATORY APPROVAL PREPARATION (“RAP”) AND COMMERCIALIZATION		52
10.1	Steering Committee	52
(a)	Establishment of Steering Committee	53
(b)	Authority	53
(c)	Delegation	53
(d)	SC Responsibilities	53
(e)	Dispute Resolution	53
10.2	Final Decision-Making/Disputes RAP Matters	54
10.3	RAP Sub-Committee	55
(a)	Establishment of RSC	55
(b)	RSC Responsibilities	55
(c)	RSC Decision-making	56
(d)	Accounting/Financial Reporting	56
(e)	RSC Reporting	56
10.4	Commercialization Team	56
(a)	Formation of the Commercialization Team	56
(b)	Dispute Resolution	57
ARTICLE 11 — REGULATORY APPROVAL PREPARATION (“RAP”)		57
11.1	RAP Plans	57
(a)	RAP Plans	57
(b)	RAP Plan Modifications	57
11.2	Exclusive RAP Relationship	58
11.3	RAP Efforts	58
11.4	RAP Responsibilities	58
11.5	Clinical Trials	59
11.6	INDs and Drug Approval Applications	62
11.7	Regulatory Meetings and Communications	66
11.8	Territory Specific RAP Costs	67
11.9	Transfer of Materials	68

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

11.10	Compliance with GLP/GCP/GMP	69
11.11	Failure to perform Duties of RAP Plan	69
11.12	Combination Products and Products based on Improvements	70
ARTICLE 12 — ADF FORMULATION		70
12.1	Decision of an abuse deterrent form (“ADF” ) Formulation	70
12.2	Development of ADF Formulation	72
12.3	Miscellaneous	76
12.4	Licenses for Independent ADF Formulation Improvement Patents controlled by OMP and Grünenthal ADF Formulation Patents	78
ARTICLE 13 — INDEMNIFICATION		78
13.1	Indemnification	78
13.2	Indemnification Procedures	79
13.3	Insurance	79
ARTICLE 14 — [Reserved]		80
ARTICLE 15 - TERM AND TERMINATION		80
15.1	Term	80
15.2	Termination For Breach	82
15.3	Termination For Bankruptcy	83
15.4	[Reserved]	84
15.5	Termination After the Start of Phase III	84
15.6	Termination By OMP	87
15.7	Mutual Termination	89
15.8	Change of Control	89
(a)	In the event of a Change of Control of OMP	90
(b)	In the event of a Change of Control of Grünenthal	90
15.9	[Reserved]	90

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

15.10	Surviving Rights	90
15.11	Accrued Rights, Surviving Obligations	90
15.12	[Reserved]	91
15.13	Termination Not Sole Remedy	91
ARTICLE 16 — DISPUTE RESOLUTION		91
16.1	Dispute Resolution and Arbitration	91
16.2	Arbitration	91
ARTICLE 17 — [Reserved]		92
ARTICLE 18 — MISCELLANEOUS		92
18.1	Relationship of Parties	92
18.2	Counterparts	93
18.3	Headings	93
18.4	Binding Effect	93
18.5	Assignment	93
18.6	Amendment	93
18.7	Governing Law	93
18.8	Severability	94
18.9	Entire Agreement	94
18.10	Advice of Counsel	94
18.11	Consents Not Unreasonably Withheld	94
18.12	Retained Rights	95
18.13	Force Majeure	95
18.14	Further Actions	95
18.15	No Implied Licenses	95
18.16	Notices	96
18.17	Waiver	96
18.18	Compliance with Laws	96
18.19	Bankruptcy	97
18.20	Non-Solicitation	97
18.21	Contradictions	98

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

ARTICLE 19 — GUARANTEE OF JOHNSON & JOHNSON, JOINT AND SEVERAL LIABILITY	98
19.1	98
19.2	98

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

EXHIBITS AND SIDE LETTERS
EXHIBITS
1.3	CG-5503
1.22	Fully Allocated Manufacturing Costs
1.29	Grünenthal Background Patents
1.63	Initial Regulatory Approval Preparation Plan
1.63.1	Additional Regulatory Approval Preparation Plan
6.5	Calculation of OMP Territory Earned Royalty
10.3 (b)	Cost Allocation Principles
11.6 (a), 1	FDA Form 1571 and Attachment for Section 13
11.6 (a), 2	Grünenthal IND Transfer Letter
11.6 (a), 3	J&J PRD IND Acceptance Letter
11.7(c)	Adverse Event Reporting Procedures for Product
SIDE LETTERS
1	[***]
2	[***]
3	[***]
4	[***]
5a	[***]
5b	[***]
6	[***]
7	[***]
8	[***]
9	[***]
10	[***]
11	[***]
12	[***]
13	[***]
14	[***]

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

15	[***]
16a	[***]
16b	[***]
17	[***]
18	[***]
19	[***]
20	[***]
21	[***]

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

LICENSE AGREEMENT (U.S.)

BETWEEN

GRÜNENTHAL GMBH

AND

JANSSEN PHARMACEUTICALS, INC.,

AND

JANSSEN RESEARCH &  DEVELOPMENT, LLC

This License Agreement (U.S.) (the “Agreement’) is made by and between

Grünenthal GmbH, a German corporation having a principal place of business at Zieglerstraße 6, 52078 Aachen, mailing address 52099 Aachen, Germany (“Grünenthal”),

Janssen Pharmaceuticals, Inc. (successor in interest to Ortho-McNeil Pharmaceutical, Inc.), a Delaware corporation having a principal place of business at 1125 Trenton-Harbourton Road, Titusville, New Jersey, 08560 (“Ortho”),

Janssen Research & Development, LLC, having a principal place of business at U.S. Route 202, Raritan, NJ 08869 (“J&J PRD”) (Ortho and J&J PRD hereinafter collectively “OMP”), and

Johnson & Johnson, having a principal place of business at One Johnson & Johnson Plaza, New Brunswick, NJ 08933 (“Johnson & Johnson”) as guarantor according to Article 19 of the Agreement.

Grünenthal and OMP may be referred to individually herein as a “Party” or together as the “Parties”.

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

RECITALS

1.                                     The Parties have previously entered into a License Agreement dated February 21, 2003, which License Agreement was amended as of December 23, 2004 and June 21, 2006 and then amended and restated in its entirety in an Amended and Restated License Agreement dated December 28, 2006, which Amended and Restated License Agreement was amended as of June 19, 2007, December 17, 2008, January 16, 2009, May 22, 2009, July 15, 2010 and May 29, 2013 (such Amended and Restated License Agreement, together with all amendments thereto, the “Combined Territories License Agreement”).

2.                                     The Combined Territories License Agreement granted certain licenses to OMP for Commercialization, Production, Regulatory Approval Preparation, Improvement Patents outside the Field and the right to sublicense for the United States, Canada and Japan.

4.                                      The Parties have decided to separate the territories to which OMP received rights under the Combined Territories License Agreement and to amend and restate the Combined Territories License Agreement in two separate license agreements: this Agreement, relating to rights and obligations in the United States, and the Canada/Japan License Agreement (the “Canada/Japan License Agreement”), relating to rights and obligations in Canada and Japan.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree to amend and restate the Parties’ rights and obligations under the Combined Territories License Agreement with respect to the United States as follows:

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

LICENSE

AGREEMENT (U.S.)

between

GRÜNENTHAL GMBH

and

JANSSEN PHARMACEUTICALS, INC.

and

JANSSEN RESEARCH & DEVELOPMENT, LLC

January 13, 2015

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

LICENSE AGREEMENT (U.S.)

This License Agreement (U.S.) (this “Agreement”) is effective as of January 13, 2015 (the “Effective Date”) by and between Grünenthal GmbH, a German corporation having a principal place of business at Zieglerstraße 6, 52078 Aachen, mailing address 52099 Aachen, Germany (“Grünenthal”), Janssen Pharmaceuticals, Inc., a Delaware corporation having a principal place of business at 1125 Trenton-Harbourton Road, Titusville, New Jersey, 08560, and Janssen Research and Development LLC, having a principal place of business at U.S. Route 202, Raritan, NJ 08869 (hereinafter collectively “OMP”).

Grünenthal and OMP may be referred to individually herein as a “Party” or together as the “Parties”.

Terms not otherwise defined shall have the meaning ascribed to such terms in Article 1 of this Agreement.

a.                   RECITALS

1.                                Grünenthal has screened in a [***] program more than [***] compounds and has identified CG-5503 (hereinafter defined) as an interesting drug candidate.

2.                                Grünenthal has the sole and exclusive ownership of certain Patents claiming CG-5503.

3.                                Grünenthal has conducted in-vitro and in-vivo testing of CG-5503 and has conducted comprehensive pre-clinical, pharmacology, safety pharmacology toxicology tests of CG-5503.

4.                                Grünenthal has completed development of an iv, oral and oral slow-release formulation of CG-5503 and all necessary trials to establish proof of principle.

5.                                Grünenthal was the IND holder in the United States for the Product (hereinafter defined) and established in consultation with the FDA a testing schedule for the Product and conducted Phase I and Phase II clinical trials. The IND in the United States was transferred to OMP prior to the Effective Date.

6.                                Grünenthal has set up a clinical trial plan in order to obtain Regulatory Approval at approximately the same time in the United States and in the EU.

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

7.                                Grünenthal has to comply with the ICH Guidelines and Helsinki Declaration which seek to minimize the number of patients exposed to non-registered new drugs by not duplicating clinical trials in different regions of the world.

8.                                Grünenthal wants to ensure that the clinical trial plan for the Product in the USA and Canada and the EU is carried out on a consistent and comprehensive basis with a view to ensuring that the necessary Regulatory Approvals are obtained as early as practicable using the best available resources and facilities and in the most efficient and economic manner.

9.                                Grünenthal aims to Commercialize, by itself or through licensees, Product on a world-wide basis, but at the time of execution of the original Combined Territories License Agreement had no sales organization in the United States.

10.                         OMP has considerable experience in marketing, promotion, manufacturing and obtaining Regulatory Approvals for pain products in the United States.

11.                         Accordingly, Grünenthal wishes to grant to OMP, and OMP wishes to obtain from Grünenthal, a license to make, use and sell the Product in the United States.

12.                         Grünenthal seeks to ensure that it manages the global risk benefit analysis for the Product by pooling all global efficacy and safety data and presenting such to all relevant registration authorities, while acknowledging that certain Regulatory Authorities require studies to be conducted in their specific country.

13.                         In order to comply with all applicable regulatory rules and regulations and in order to obtain and maintain Regulatory Approvals, Grünenthal and OMP and its Affiliates in their respective Territories have concluded a separate pharmacovigilance agreement.to coordinate their activities, including, but not limited to adverse event reporting.

14.                         Within the clinical trial plan for achieving Regulatory Approval in the US and the EU which has been developed by Grünenthal and subsequently co-developed by OMP and Grünenthal, Grünenthal is prepared to allocate to, and OMP is prepared to accept, certain responsibilities and activities pertaining to the clinical trial plan so that the Product may be successfully Commercialized by each Party independently in their respective Territories.

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

15.                                             OMP as licensee for the United States, representing approximately [***] of the world market, is prepared to contribute to the resources and costs of the Regulatory Approval Preparation by bearing [***] of such resources and costs.

16.                                             OMP´s contribution to the Regulatory Approval Preparation is a substantial part of the consideration for the licenses being granted hereunder apart from upfront payments, milestone payments and royalty payments.

17.                                             OMP and Grünenthal have agreed jointly to develop the Grünenthal-ADF-Formulation.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

ARTICLE 1                           DEFINITIONS

1.1                              “ADF Formulation” means an abuse deterrent formulation or drug delivery system of the Product developed in accordance with RAP Plan 1.62 which includes the OMP-ADF-Formulation and the Grünenthal-ADF-Formulation, which through any of its physical, mechanical, chemical, pharmacokinetic, pharmacodynamic properties, has the potential to reduce abuse, diversion, or other inappropriate use of CG-5503.

1.2                              “Affiliate” means, with respect to any person or entity, any other person or entity which controls, is controlled by or is under common control with such person or entity. A person or entity shall be regarded as in control of another entity if it owns or controls directly or indirectly at least fifty percent (50%) of the equity securities of the subject entity entitled to vote in the election of directors (or, in the case of an entity that is not a corporation, for the election of the corresponding managing authority).

1.3                              “CG-5503” means any composition of matter specified on Exhibit 1.3.

1.4                              “Combination Product” means a pharmaceutical Product containing CG-5503 in combination with one or more other active pharmaceutical ingredient(s) but excluding New Chemical Entities.

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

1.5                              “Combination Product Market Exclusivity” means on a country-by-country basis, the period of time during which, besides the respective Combination Product sold by OMP, there is no other combination product containing CG-5503 in combination with the same active pharmaceutical ingredient(s) being sold by a Third Party, other than Affiliates, in the OMP Territory, excluding such combination product containing CG-5503 from such Third Parties for which claims of infringement according to Section 7.9 have not led to a final, non-appealable decision of a court and claims of infringement are continuing to be pursued in court.

1.6                             “Combined Territories License Agreement Effective Date” means February 21, 2003.

1.7                              “Commercialization” means any and all activities constituting, using, importing, marketing, distributing, promoting, offering for sale, selling and having sold a Product. When used as a verb, “Commercialize” shall mean to engage in Commercialization.

1.8                              “Commercialization Team” or “CT” shall have the meaning recited in Section 10.4.

1.9                              “[***] Efforts” means [***].

1.10                       “Control” or “Controlled” means the possession of the ability to grant a license or sublicense as provided for herein without violating the terms of any agreement or other arrangements with any Third Party. “Control” expressly includes the right of ownership, in whole or by more than fifty percent (50%).

1.11                       “Core Regulatory Approval Preparation Program” or “Core RAP Program” means the development program for the Product designed to generate all preclinical, clinical and regulatory information required for filing Drug Approval Applications in the United States, Canada, the EU and Japan. Territory Specific Regulatory Approval Preparation for countries not listed in this definition is not part of the Core Regulatory Approval Preparation Program, unless the Parties mutually agree as recited in Section 11.8.

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

1.12                       “Cost of Goods Sold” or “COGS” means the Fully Allocated Manufacturing Costs of Product sold plus any royalties paid on such Product under Article 6.

1.13                       “Drug Approval Application” means any application for Regulatory Approval required before commercial sale or use of a Product as a drug, biologic or therapeutic in a regulatory jurisdiction including, without limitation, reimbursement approvals.

1.14                       “EMEA” means the European Agency for the Evaluation of Medicinal Products and any successor agency.

1.15                       “EU” means the supra national community consisting of Austria, Belgium, Bulgaria, Croatia, Republic of Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Ireland, Italy, Latvia, Lithuania, Luxembourg, Malta, Netherlands, Poland, Portugal, Romania, Slovakia, Slovenia, Spain, Sweden and United Kingdom of Great Britain and Northern Ireland and all other countries which after the Combined Territories License Agreement Effective Date become part of this supra national community. In addition and only for the purpose of this Agreement, Switzerland and the present and future European Economic Area countries (at present: Liechtenstein, Iceland and Norway) shall form part of this definition.

1.16                       “FDA” means the United States Food and Drug Administration or any successor agency.

1.17                       “Field” means the Regulatory Approval Preparation, use, manufacture, distribution, marketing and sale of Products for the [***].

1.18                       “First Commercial Sale” means, with respect to a given Product, the first sale in an arms length transaction and shipment of a Product to a Third Party other than an Affiliate by OMP in a country in the OMP Territory following applicable Regulatory Approval of the Product in such country.

1.19                       “FTE” means a full time scientific person dedicated with appropriate credentials and training to the Regulatory Approval Preparation Plan, or in the

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

case of less than a full-time dedicated scientific person, a full-time, equivalent scientific person year, based upon [***].

1.20                       “Fully Allocated Manufacturing Costs” shall be as defined in Exhibit 1.22.

1.21                       “GCP” means the then current standards for clinical trials for pharmaceuticals, as set forth in the ICH (as defined below) guidelines and applicable regulations promulgated thereunder, as amended from time to time, and such standards of good clinical practice as are required by the EU and other organizations and/or governmental agencies in countries in which a Product is intended to be sold, to the extent such standards are not less stringent than United States or EU GCP.

1.22                       “GLP” means the then current standards for laboratory activities for pharmaceuticals, as set forth in the FDA’s GLP regulations and/or the GLP principles of the Organization for Economic Co-operation and Regulatory Approval Preparation (OECD), as amended from time to time, and such standards of good laboratory practice as are required by the EU and other organizations and/or governmental agencies in countries in which a Product is intended to be sold, to the extent such standards are not less stringent than United States or EU GLP.

1.23                       “GMP” means (i) the regulatory requirements for current good manufacturing practices promulgated by the FDA under the U.S. Food, Drug and Cosmetic Act, 21 C.F.R. § 210 et seq. (“FD&C Act”) and under the Public Health Service Act, Biological Products, 21 C.F.R. §§ 600-610 (“PHS Act”), as the same may be amended from time to time; and (ii) such standards of good manufacturing practice as are required by the EU and other organizations and/or governmental agencies in countries in which a Product is intended to be manufactured or sold, to the extent such standards are not less stringent than United States or EU GMP. Bulk development (active pharmaceutical ingredient “API”) and commercial manufacturing will comply with the current ICH Q7A guidelines. During development phase, the clinical supplies for studies conducted in the US will comply with cGMP according to FDA. For

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

studies conducted in the EU, clinical supplies will comply with annex 13 of the EU GMP guideline.

1.24                       “Grünenthal-ADF-Formulation” means any formulation or drug delivery system which is a ADF Formulation useful for delivery of CG-5503 including, but not limited to, sustained release matrix tablet formulations of the Product and other formulations or drug delivery systems developed by or for Grünenthal based on Grünenthal technology or Grünenthal Know-How but specifically excluding an OMP-ADF-Formulation.

1.25                       “Grünenthal-ADF-Formulation Patent” means any Patent Controlled by Grünenthal and claiming a Grünenthal-ADF-Formulation and/or Grünenthal-ADF-Formulation Improvement.

1.26                       “Grünenthal Know-How” means Information which (i) Grünenthal discloses to OMP under this Agreement or specifically in anticipation of this Agreement; and (ii) is within the Control of Grünenthal, and (iii) is confidential as defined in Article 8.

1.27                       “Grünenthal Background Patent” means any Patent filed, published or issued as of the Combined Territories License Agreement Effective Date relevant or pertaining to the Field which is directed to, but is not limited to, a method, apparatus, material, process of manufacture or use of CG-5503 or Product and which Patent is Controlled by Grünenthal or its Affiliates on the Combined Territories License Agreement Effective Date, however, not including Grünenthal-ADF-Formulation Patents. Grünenthal Background Patents include those listed in Exhibit 1.29.

1.28                       “Grünenthal Patents” means Grünenthal Background Patents, Improvement Patents Controlled by Grünenthal and Grünenthal-ADF-Formulation Patents.

1.29                       “Grünenthal Territory” means every country or political subdivision in the world, with the exception of OMP Territory.

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

1.30                       “ICH” means the International Conference on Harmonization of Technical Requirements for Registration of Pharmaceuticals for Human Use.

1.31                       “Improvement” means any improvement, enhancement or invention conceived and/or reduced to practice, as a result of activities carried out in connection with RAP, Commercialization or manufacture of Product, by employees or agents of the Parties or a Third Party under a contract with either Party or an Affiliate of either Party during the Term of this Agreement directed to CG-5503, Product or Combination Products, but explicitly excluding OMP Technology or ADF-Formulations.

1.32                       “Improvement Patents” means any Patent claiming an Improvement.

1.33                       “IND” means an investigational new drug application filed with the FDA as more fully defined in 21 C.F.R. §312.3 and in EU clinical trial authorisation (CTA) or its equivalent in any country.

1.34                       “Information” means all information including screens, models, inventions, practices, methods, knowledge, know-how, skill, experience, test data including pharmacological, toxicological and clinical test data, analytical and quality control data and preliminary and final reports thereof, marketing, pricing, distribution, costs, sales, manufacturing data, and patent and legal data or descriptions (to the extent that disclosure thereof would result in loss or waiver of privilege or similar protection) and methods in each case relating to CG-5503 and/or the Product.

1.35                       “Management Committee” or “MC” means a team consisting of the managing director responsible for research and development at Grünenthal and the President of research and development of OMP’s Affiliate, Johnson & Johnson Pharmaceutical Research and Development, LLC.

1.36                       “Market Exclusivity” means, on a country-by-country basis, the period of time during which there is no product containing CG-5503 being sold by a Third Party, other than Affiliates, in the OMP Territory, excluding such product containing CG-5503 from such Third Parties for which claims of infringement

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

according to Section 7.9 have not led to a final, non-appealable decision of a court and such claims of infringement are continuing to be pursued in court.

1.37                       “NDA” means a new drug application and all supplements filed pursuant to the requirements of the FDA, including all documents, data and other information concerning Product which are necessary for or included in, FDA approval to market a Product as more fully defined in 21 C.F.R. §314.50 et. seq.

1.38                       “Net Sales” means the gross amount billed, as of the date of invoicing, by OMP or an Affiliate of OMP for sales of a Product to a Third Party which is other than an Affiliate less: to the extent actually allowed or taken for the OMP Territory

(a)                                 normal and customary discounts, including cash discounts, discounts to managed care or similar organizations or government organizations, rebates paid, credited, accrued or actually taken, including government rebates such as Medicaid chargebacks or rebates, and retroactive price reductions or allowances actually allowed or granted from the billed amount, and commercially reasonable and customary fees paid to distributors (other than to a distributor that is an Affiliate of OMP),

(b)                                 credits or allowances actually granted upon claims, rejections or returns of such sales of Products, including recalls, regardless of OMP requesting such recalls,

(c)                                  freight, postage, shipping and insurance charges paid for delivery of such Product, to the extent billed separately on the invoice and paid by the buyer, and

(d)                                 taxes, duties or other governmental charges levied on or measured by the billing amount when included in billing, as adjusted for rebates, charge-backs and refunds to the extent actually paid or allowed by the selling party; and

(e)                                  actual uncollectible accounts receivables determined in accordance with U.S. generally accepted accounting practices, consistently applied.

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

1.39                      “New Chemical Entity” means a chemical entity which has or is claimed to have therapeutic activity and is claimed in a composition of matter Patent in the United States or EU.

1.40                       “OMP-ADF-Formulation” means any formulation or drug delivery system which is an ADF Formulation useful for the delivery of CG-5503 developed by or for OMP including, but not limited to, ADF Formulations based on OMP Technology, but specifically excluding a Grünenthal-ADF-Formulation.

1.41                       “OMP-ADF-Formulation Patent” means any Patent Controlled by OMP and/or its Affiliates claiming an OMP-ADF-Formulation and/or OMP-ADF-Formulation Improvement.

1.42                       “OMP Know-How” means Information which (i) OMP discloses to Grünenthal under this Agreement or specifically in anticipation of this Agreement; and (ii) is within the Control of OMP, and (iii) is confidential as defined in Article 8.

1.43                       “OMP Patent” means any Patent filed, published or issued as of the Combined Territories License Agreement Effective Date, which Patent is Controlled by OMP and/or its Affiliates which would be infringed by the manufacture, use or sale of the Product, and OMP ADF-Formulation Patents and Improvement Patents Controlled by OMP or its Affiliates.

1.44                       “OMP Technology” means an osmotic system for oral administration which is intended to function by releasing the active agent or agents on a controlled basis within the human gastrointestinal tract after being swallowed, or any component of such system to the extent it is used in the system, and which is Controlled by OMP or its Affiliates.

1.45                       “OMP Territory” shall mean the United States.

1.46                       “OOP” means out of pocket expenses related to the Regulatory Approval Preparation Plan and paid to Third Parties.

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

1.47                       “Patent” means any issued patents, patent applications and patents issuing therefrom, together with any extensions, registrations, confirmations, reissues, continuations, divisions, continuations-in-part, reexaminations, substitutions or renewals thereof.

1.48                       “Phase I” means the portion of the clinical program which provides for the first introduction into humans of a Product including small scale clinical studies conducted in normal volunteers or patients to obtain information relating to Product safety, tolerability, pharmacological activity or pharmacokinetics, as more fully defined in 21 C.F.R. 312.21 (a) and such definitions as used by the EU and other organizations and governmental agencies in countries in which the Product is intended to be tested.

1.49                       “Phase II” means that portion of the clinical program which provides for the definitive, well controlled clinical trials of the Product in patients, including clinical studies conducted in patients and designated to indicate clinical efficacy safety, as well as to obtain an indication of the dosage regimen required as more fully defined in 21 C.F. R. 312.21(b) and such definitions as used by the EU and other organizations and governmental agencies in countries in which the Product is intended to be tested.

1.50                       “Phase III” means that portion of the clinical program which provides for large scale clinical studies conducted in a sufficient number of patients to establish Product clinical efficacy for one or more indications and its safety, as more fully defined in 21 C.F.R. 312.21 (c) and such definitions as used by the EU and other organizations and governmental agencies in countries in which the Product is intended to be tested.

1.51                       “Phase IIIB” means product support clinic trials of a Product commenced after the first Drug Approval Application is filed in the United States or the EU, which trials are directed to seeking Regulatory Approval for additional label claims.

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

1.52                       “Phase IV” means product support clinical trials of a Product with an approved label claim commenced after receipt of Regulatory Approval for such Product in the country where such trial is being conducted.

1.53                       “Product” means any pharmaceutical formulations for all and any human use within the Field containing CG-5503 as active pharmaceutical ingredient including Combination Product, but excluding combinations of CG-5503 with one or more New Chemical Entities.

1.54                       “Promotion” means those activities, including, without limitation, congresses, opinion leader management, physicians meeting, professional education, detailing, advertising and distributing samples of a Product normally undertaken by a pharmaceutical company’s sales force to implement marketing plans and strategies aimed at encouraging the appropriate use of a particular Product. When used as a verb, “Promote” shall mean to engage in Promotion.

1.55                       “Proportionate Share” shall have the meaning set forth in Section 6.1(f).

1.56                       “Regulatory Approval” means all official approvals by government, pricing, health or drug evaluation authorities (such as National Institute for Clinical Excellence in UK or Commission de Transparence in France) in a country (or supra-national organizations, such as the EMEA) which are required for first use or sale, including, importation, manufacture (where manufacture is required), pricing or reimbursement of a pharmaceutical product in such country where required.

1.57                      “Regulatory Approval Preparation” or “RAP” means all activities performed by or on behalf of either Party with respect to a Product in the United States and the EU in connection with the Core Regulatory Approval Preparation Program or Core Pediatric Program necessary to obtain Regulatory Approval of a Product for the indication under study. “Regulatory Approval Preparation” shall include, without limitation, all activities related to clinical studies of a potential therapeutic in humans including, CM&C, preclinical testing, test

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

method development and stability testing, toxicology, pharmacokinetics, pharmacoeconomic studies, mechanism studies, quality assurance/quality control, clinical studies, clinical supplies, regulatory affairs, statistical analysis and report writing. When used as a verb, “Prepare Regulatory Approval” shall mean to engage in Regulatory Approval Preparation.

1.58                       “Regulatory Approval Preparation Budget” or “RAP Budget” means the budget to carry out the Core Regulatory Approval Preparation Program as contained in the Regulatory Approval Preparation Plan.

1.59                       “Regulatory Approval Preparation Costs” or “RAP Costs” means costs associated with Regulatory Approval Preparation of the Product according to the Core Regulatory Approval Preparation Program and as further defined in the Regulatory Approval Preparation Plan in Exhibit 1.63 and Exhibit 1.63.1.

1.60                       “Regulatory Approval Preparation Plan” or “RAP Plan” means the plan and Regulatory Approval Preparation Budget describing the Core Regulatory Approval Preparation Program. An initial Regulatory Approval Preparation Plan is attached hereto as Exhibit 1.63 and incorporated herein. An additional Regulatory Approval Preparation Plan is attached hereto as Exhibit 1.63.1 and incorporated herein. All RAP Plans may be modified pursuant to Section 11.1(b).

As for this Agreement and unless otherwise specified the term “RAP Plan” shall mean the RAP Plan 1.63 and the RAP Plan 1.63.1 and the respective plans within the Core Pediatric Program.

1.61                       “RAP Subcommittee” or “RSC” shall have the meaning recited in Section 10.3.

1.62                       “Regulatory Authority” means any national (e.g., the FDA), supra-national (e.g., the European Commission, the Council of the European Union, or the EMEA), regional, state or local regulatory agency, department, bureau, commission, council or other governmental entity in each country of the world involved in the granting of Regulatory Approval.

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

1.63                       “Steering Committee” or “SC” shall have the meaning set forth in Section 10.1.

1.64                       “Term” shall have the meaning set forth in Section 15.1.

1.65                       “Territory” means those countries, possessions, or political subdivision within, as applicable, the OMP Territory or the Grünenthal Territory.

1.66                       “Territory Specific Regulatory Approval Preparation” or “Territory Specific RAP” is defined in Section 11.8.

1.67                       “Third Party” means any entity other than Grünenthal and OMP.

1.68                       “Trade Secret” means an Improvement for which deliberately a patent application has not been filed and which is confidential according to Article 8.

1.69                       “United States” means the United States of America, the District of Columbia and Puerto Rico.

1.70                       “Valid Patent Claim” means a claim in any unexpired Grünenthal Patent, which has not been held invalid by a non-appealed or unappealable decision by a court or other appropriate body of competent jurisdiction. The scope of a Valid Patent Claim shall be limited to its terms as set forth in the Patent itself and as further defined by any court, body or law of competent jurisdiction.

1.71                       “Year of Sale” means a 365 day (or 366 day in a leap year) period. The “First Year of Sale” means the Year of Sale beginning on the date of the First Commercial Sale and ending 365 days (or 366 days in a leap year) thereafter.

1.72                       “Agreement” means this License Agreement.

1.73                       “2004 First Amendment” means the amendment of the Combined Territories License Agreement effective as of December 23, 2004.

1.74                       “1.63.1 ADF” means an abuse deterrent formulation for the Product developed in accordance with RAP Plan 1.63.1.

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

1.75                       “1.63.1 Patents” means any Patent Controlled by a Party and claiming a 1.63.1 ADF.

1.76                       “Commercial Supply Manufacturing License” shall have the meaning set forth in Section 2.1(b).

1.77                       “Earned Royalty” means the OMP Territory Earned Royalty.

1.78                       “Last Patent” shall have the meaning set forth in Section 6.8(e).

1.79                       “Minimum Royalty for OMP Territory” shall have the meaning set forth in Section 4.4(a).

1.80                       “Last Combo Patent” shall have the meaning set forth in Section 6.8(f).

1.81                       “Minimum Royalty for OMP Territory” shall have the meaning set forth in Section 4.4(a).

1.82                       “OMP Territory Earned Royalty” shall have the meaning set forth in Section 6.4.

1.83                       [Reserved]

1.84                       [Reserved]

1.85                       “Responsible Party for Clinical Trials” means the Party subsequently defined by mutual agreement of the Parties.

1.86                       “Study KF5503/21” means the bunionectomy phase II b clinical study conducted prior to the Effective Date and referred to by the Parties as “Study KF5503/21.”

1.87                       [Reserved]

1.88                       “Grünenthal-ADF-Formulation Improvements” means any improvement, enhancement or invention, other than an Independent ADF Formulation Improvement, conceived and/or reduced to practice, as a result of activities carried out within the scope of any regulatory approval preparation activities

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

and the joint activities of Grünenthal and OMP for the development of the Grünenthal-ADF-Formulation, including but not limited to its manufacture and/or analytics based on Grünenthal technology and/or Grünenthal Know-How by employees or agents of the Parties or a Third Party under a contract with either Party or an Affiliate of either Party during the Term of this Agreement directed to Grünenthal-ADF-Formulation.

1.89                       “OMP-ADF-Formulation Improvements” means any improvement, enhancement or invention, other than an Independent ADF Formulation Improvement, conceived and/or reduced to practice, as a result of activities carried out within the scope of the RAP activities and the joint activities of Grünenthal and OMP for the development of the OMP-ADF-Formulation, including but not limited to its manufacture and/or analytics based on OMP technology and/or OMP Know-How by employees or agents of the Parties or a Third Party under a contract with either Party or an Affiliate of either Party during the Term of this Agreement directed to OMP-ADF-Formulation.

1.90                       “Independent ADF Formulation Improvements” means any improvement, enhancement or invention conceived and/or reduced to practice, by employees or agents of only one of the Parties or a Third Party under a contract with only one of the Parties or an Affiliate of only one of the Parties during the Term of this Agreement outside the scope of the RAP activities and the joint activities of Grünenthal and OMP for the development of an ADF Formulation as such party can prove by written records and thereafter introduced by such Party into the joint development of a ADF Formulation for the Product under this Agreement which improvement can be used in making not only an ADF Formulation but which can also be used in making other products including but not limited to its manufacture and/or analytics.

1.91                       “Independent ADF Formulation Improvement Patent” means any Patent claiming an Independent ADF Formulation Improvement.

1.92                       “Phase IIIB2” means product support clinical trials of the Product other than Phase IIIB, commenced after the first Drug Approval Application is filed in the

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

United States or the EU and prior to receipt of Regulatory Approval in the US or the EU.

1.93                       “Core Pediatric Program” means all pediatric program elements including preclinical and clinical studies, CM&C work packages and any activities for galenical forms necessary in both the OMP Territory and Grünenthal Territory for conducting clinical studies in pediatric patients, the results of which support Products resulting from either RAP Plan 1.63 and/ or 1.63.1. For the avoidance of doubt, any element necessary in only one Party’s Territory is not part of the Core Pediatric Program.

1.94                       “Post Approval Commitments” means a study or data collection effort mandated by the applicable Regulatory Authority as a condition of Regulatory Approval in the US or the EU.

1.95                       “Risk Management Plan” or “RMP” means a description of the product specific risk management system in addition to the general description of the pharmacovigilance system and more specific with regard to the EU the Guideline on Risk Management Systems for Medicinal Products for Human Use (EMENCHMP/96268/2005) and with regard to the United States FDA Guidance for Industry: Development and Use of Risk Minimization Action Plans, and a Risk Evaluation Mitigation and Strategy.

ARTICLE 2                           LICENSE GRANTS

2.1                              Licenses to OMP

(a)                                 Licenses for Commercialization. Grünenthal hereby grants to OMP an exclusive (even as to Grünenthal), royalty bearing, license, within the Field, under the Grünenthal Background Patents, Improvement Patents Controlled by Grünenthal and Grünenthal Know-How, to Commercialize Products within the OMP Territory. OMP shall have the right, to be exercised within [***] after receipt of the notice of an Improvement pursuant to Section 7.3, to refuse to accept a license under know-how or patent rights resulting from such Improvement, or, if accepted, to terminate any such license at any time upon

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

[***] written notice to Grünenthal. In addition, Grünenthal shall have no right to use, import, offer for sale, sell or distribute a product containing CG-5503 in the OMP Territory outside the Field, without the prior written consent of OMP, which shall not be unreasonably withheld. During the Term of this Agreement OMP shall not have any right to sell, offer for sale, distribute and have sold Product for any indication outside the Field or outside the OMP Territory, provided that the foregoing shall not be interpreted to diminish the rights of either Party pursuant to any other license agreement between OMP and Grunenthal, or their Affiliates. Grünenthal hereby grants to OMP a non-exclusive paid up license within OMP Territory within the Field under the Grünenthal Background Patents, Improvement Patents Controlled by Grünenthal and Grünenthal Know-How to use all Information obtained from Grünenthal’s activities conducted under RAP Plan 1.63 and RAP Plan 1.63.1 including Study KF5503/21 for OMP’s use in OMP Territory.

(b)                                 Licenses for Production. Grünenthal hereby grants to OMP a non-exclusive royalty bearing, license, within the Field under the Grünenthal Background Patents, Improvement Patents Controlled by Grünenthal and Grünenthal Know-How, to make or have made Products worldwide for the purpose of Commercialization of Products within the OMP Territory under the license for Commercialization granted under Section 2.1(a) (“Commercial Supply Manufacturing License”).

(c)                                  Licenses For Regulatory Approval Preparation. Grünenthal hereby grants to OMP:

(i)                                     a non-exclusive, paid up worldwide license, within the Field, under the Grünenthal Background Patents, Improvement Patents Controlled by Grünenthal and Grünenthal Know-How for use in carrying out Regulatory Approval Preparation of the Product in the OMP Territory,

(ii)                                  Grünenthal hereby grants to OMP a non-exclusive, paid up license within OMP Territory within the Field under the Grünenthal Background Patents, Improvement Patents Controlled by Grünenthal and

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

Grünenthal Know-How to use all Information obtained from Grünenthal’s activities conducted under RAP Plan 1.63 and RAP Plan 1.63.1 including Study KF 5503/21 for OMP’s use to obtain Regulatory Approval in OMP Territory.

(d)                                 Licenses for Improvement Patents outside the Field. According to Section 7.4, Grünenthal shall own any Improvement Patent based on joint inventorship. In the situation wherein an employee, agent, officer, or contractor of OMP or OMP’s Affiliates is an inventor, Grünenthal grants to OMP a worldwide non-exclusive, paid-up license under all such Improvement Patents for use outside the Field.

(e)                                  Payment for Licenses. The royalties that are payable pursuant to this Section 2.1 are set forth in Article 6.

(f)                                   Right to Sublicense. The licenses granted to OMP pursuant to this Section 2.1 include the right to sublicense to Affiliates of OMP.

2.2                     Licenses to Grünenthal

(a)                                 Licenses for Commercialization. OMP hereby grants to Grünenthal an non-exclusive, royalty bearing, license, within the Field under the Improvement Patents directed to Combination Products Controlled by OMP (“Improvement Combination Patents”) and OMP Know-How, to Commercialize Products within the Grünenthal Territory.  OMP hereby grants to Grünenthal a non-exclusive royalty free license within the Field under Improvement Patents Controlled by OMP other than Improvement Combination Patents to Commercialize Products within the Grünenthal Territory; provided, however, that Grünenthal shall be responsible for any payments due to a Third Party in the Grünenthal Territory under such Improvement Patents.

(b)                                 Licenses for Production. OMP hereby grants to Grünenthal a non-exclusive royalty bearing, license, within the Field under the Improvement Combination Patents and OMP Know-How, to make or have made Products worldwide solely for the purpose of Commercialization of Products within the Grünenthal

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

Territory under the license for Commercialization granted under Section 2.2(a). OMP hereby grants to Grünenthal a non-exclusive royalty free license within the Field under Improvement Patents other than Improvement Combination Patents to make or have made Products worldwide solely for the purpose of Commercialization of Products within the Grünenthal Territory under the license for Commercialization granted under Section 2.2(a); provided, however, that Grünenthal shall be responsible for any payment due to a Third Party in the Grünenthal Territory under such Improvement Patents.

(c)                                  Licenses For Regulatory Approval Preparation. (i) OMP hereby grants to Grünenthal a non-exclusive, paid up worldwide license, within the Field, under the Improvement Patents Controlled by OMP and OMP Know-How for use in carrying out Regulatory Approval Preparation of the Product in the Grünenthal Territory. (ii) OMP hereby grants to Grünenthal an exclusive, paid up worldwide license to use all Information obtained from OMP’s activities conducted under RAP Plan 1.63 and 1.63.1 to obtain Regulatory Approval in Grünenthal Territory.

(d)                                 Payment for Licenses. The royalties that are payable pursuant to Section 2.2 are set forth in Section 6.4(c) of this Agreement.

(e)                                  [Reserved]

(f)                                   Right to Sublicense. The licenses granted to Grünenthal pursuant to this Section 2.2 include the right to sublicense to Affiliates of Grünenthal or to licensees of Grünenthal.

2.3                              Conversion of License to OMP to Non-exclusive License.

(a)                                 For Products based on Improvement Patents Controlled by Grünenthal the exclusive rights granted in Sections 2.1(a) shall be converted to a non-exclusive license upon the date OMP has provided notice according to Section 2.3(b) to Grünenthal that OMP or a Third Party having rights from OMP will start Commercialization of a Product based on Improvement Patents in the Grünenthal Territory according to Section 2.2(a).

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

(b)                                 Notice to Grünenthal to enter market. OMP shall give Grünenthal [***] prior written notice before start of Commercialization of a Product based on Improvement Patent in the Grünenthal Territory (with specific reference to Section 2.3).

ARTICLE 3                           MANUFACTURE

3.1                              Manufacturing by the Parties. Grünenthal shall be responsible for the manufacture of the Product, including the manufacture of bulk active pharmaceutical ingredient and appropriate pharmaceutical formulation for the Grünenthal Territory. OMP shall be responsible for the manufacture of the Product, including the manufacture of bulk active pharmaceutical ingredient and appropriate pharmaceutical formulation, for the OMP Territory and have available the necessary and timely production capacity to supply OMP’s respective markets. Should the manufacturing at separate Grünenthal and OMP sites appear to be economically not feasible, the Parties agree to discuss a solution in good faith.

3.2                              Transfer of Manufacturing Know-How. Grünenthal shall supply OMP with the available manufacturing know-how and technical assistance to manufacture Product, including the Grünenthal (Non-ADF SR-Matrix, the Grünenthal formulation currently used in clinical trials) slow release formulation and/or Grünenthal-ADF-Formulation, if so decided by the Parties according to Section 12.1(b), if OMP decides to Commercialize such formulation. Such transfer shall occur in sufficient time to enable the execution of respective activities of the Regulatory Approval Preparation Plan according to the timetables, recited therein, or the appropriate regulatory filings and commercial launch in OMP´s Territory.

3.3                              Exchange of Manufacturing Know-how. OMP and Grünenthal will exchange, on a regular and periodic basis, but in no event less than once per year, manufacturing know-how relating to the Product, including with respect to the manufacture of bulk active pharmaceutical ingredient and the ADF Formulation (provided both are manufacturing the same ADF Formulation)

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

and will give experts of the other Party sufficient opportunity to visit the production facility and to view the production process, under appropriate conditions of confidentiality. Significant improvements to the manufacturing process, however, will be communicated promptly to the other Party.

ARTICLE 4                           COMMERCIALIZATION

4.1                              Commercialization Efforts. OMP shall conduct all activities contemplated by this Agreement in a manner which does not cause any material injury to either the reputation of Grünenthal or to the goodwill of any Product sold in the Grünenthal Territory. Grünenthal shall conduct all activities contemplated by this Agreement in a manner which does not cause any material injury to either the reputation of OMP or to the goodwill of any Product sold in the OMP Territory. Activities contemplated by this Agreement taken due to drug safety concerns or pursuant to Section 4.2 shall not be considered to cause material injury as mentioned above.

4.2                              Pricing. OMP shall have sole decision authority and discretion with respect to all pricing decisions and reimbursement strategies relating to the OMP Territory. Grünenthal shall have sole decision authority and discretion with respect to all pricing decisions and reimbursement strategies relating to all countries in the Grünenthal Territory.

4.3                              Marketing Responsibilities/Marketing Materials

(a)                                 In General. With respect to the OMP Territory for OMP, and any EU country for Grünenthal, each Party shall provide to the other Party exemplars for each marketing and promotional platform or campaign for each Product contemporaneous with the implementation of such platform or campaign, provided, however, that no such submission shall be required where there is no material deviation from any prior submission.

(b)                                 Party Name on Product Promotional Materials. Grünenthal shall have the option to be exercised no later than [***] after OMP´s notice (with specific reference to this Section) to Grünenthal of OMP’s internal decision to file the

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

Drug Approval Application prior to the envisaged First Commercial Sale in the United States (to the extent permitted by the applicable laws and regulations of each country in which such Product promotional materials are to be presented), to require OMP to include on all Product promotional materials for Product sold in the OMP Territory the name and logo of Grünenthal and shall describe Grünenthal as being licensor of the Product and name and logo of OMP, or the appropriate Affiliate, under a format, style and size to be agreed between the Parties provided, however, that the font or, as applicable, the size to be used for Grünenthal’s name and logo shall be no less than fifty percent (50%) of the font or, as applicable, the size to be used for OMP or the appropriate Affiliate’s name and logo. To the extent permitted by the applicable Regulatory Authorities, Grünenthal will include on all promotional materials for Product using the OMP-ADF-Formulation sold in its Territory the names and logos of both Grünenthal and OMP, or the appropriate Affiliate and a logo designating the OMP Technology used in the OMP-ADF-Formulation, under a format, style and size to be agreed between the Parties; provided, however, that the font or, as applicable, the size to be used for OMP’s or the appropriate Affiliate’s name and logo shall be no less than fifty percent (50%) of the font or, as applicable, the size to be used for Grünenthal.

4.4                              Minimum Royalties in the OMP Territory

(a)                                 OMP Territory:

(i)                                     Subject to all terms and conditions of this Agreement, OMP shall have to pay for the Product sold in the OMP Territory, the following minimum royalties (“Minimum Royalty for OMP Territory”) in the OMP Territory beginning with the [***] Year of Sale and ending at the end of the [***] Year of Sale following First Commercial Sale in the OMP Territory pursuant to the Combined Territories License Agreement: Beginning with the [***] Year of Sale, the Minimum Royalty for OMP Territory for a given Year of Sale shall be the royalty due for the prior Year of Sale. [***] However, in the event, the effective royalties are higher than the

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

Minimum Royalty for OMP Territory, the effective royalty shall apply. In no event shall Minimum Royalty for OMP Territory be payable for more than the first [***] Years of Sale even if the Product is sold in the OMP Territory in a different form or formulation or is a Combination Product.

(ii)                                  If OMP has not achieved the Minimum Royalty for OMP Territory due hereunder for a Year of Sale, OMP shall pay Grünenthal the difference between the Minimum Royalty for OMP Territory due and the royalties actually paid for that particular Year of Sale. Such difference shall be due and payable as an adjustment when the next OMP Territory Earned Royalty payment is due according to Section 6.12.

(iii)                               In the event of the abatement or reduction of the OMP Territory Royalties in accordance with Sections 6.8, 6.9 and 6.11, the Minimum Royalty for OMP Territory shall be adjusted proportionately.

(b)                                 [Reserved]

(c)                                  The Minimum Royalty for OMP Territory shall be abated during the calendar year and during any subsequent period in which any of the following conditions exist and are continuing to materially impact the marketing of the Product: The Product(s) have been withdrawn from the market by OMP

(i)                                     in response to a regulatory agency request, threat or order to withdraw or recall such product, or

(ii)                                  for reasons related to safety or product defects pertinent to safety, which in OMP’s view, subject to Grünenthal´s approval, which shall not be unreasonably withheld or delayed, warrant a voluntary recall of the Product.

(d)                                 No earlier than [***] following the occurrence of one or more of the following conditions, OMP may notify Grünenthal of such condition(s) and the Parties shall negotiate in good faith the size of any reduction (between 1 and 100%) of the Minimum Royalty for OMP Territory, for the calendar year and any

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

subsequent period in which any of the following conditions exist and are continuing to materially impact the marketing of the Product;

(i)                                     sales are reduced as a result of material regulatory issues which arise in connection with the Product such as “Dear Doctor letters”, or

(ii)                                  sales are reduced as a result of material supply problems or lack of supply not caused by OMP or that are a result of a force majeure event.

(iii)                               sales are reduced as a result of a negative market impact based on a negative drug class effect on the class in which class the Product is contained, or

(iv)                              sales are reduced as a result of other external impacts, including, but not limited to, governmental price restrictions, parallel import of the Product, compulsory licenses for the Product, changes in managed care treatment protocols

4.5                              Promotion Compliance Responsibilities. In the OMP Territory, OMP, in Promoting a Product, and Grünenthal, to the extent Grünenthal participates in a scientific or educational event held in the OMP Territory shall in all material respects conform their practices and procedures relating to such Promotion to the FD&C Act, the PHS Act, the Pharmaceutical Research and Manufacturers of America (“PhRMA”) Code of Pharmaceutical Marketing Practices (the “PhRMA Code”) and the American Medical Association (“AMA”) Guidelines on Gifts to Physicians from Industry (the “AMA Guidelines”), as the same may be amended from time to time, and promptly notify the other Party of and provide a copy of any material correspondence or other reports with respect to Promotion of a Product submitted to or received from the FDA, PhRMA or the AMA relating to the FD&C Act, the PHS Act, the PhRMA Code, or the AMA Guidelines.

Each Party shall be fully responsible for disseminating accurate information regarding any Product to its professional sales representatives. The Parties

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

agree to use [***] Efforts to exchange copies of their respective promotional materials in the OMP Territory and EU. To the extent a Party engages in communication over the Internet such communication shall clearly implement reasonable safeguards designed to prevent transmission to or access to target audiences in the other Party’s Territory.

4.6                             Distribution.

(a)                                 Customer Support. OMP shall use [***] Efforts to perform all customer support services which require Regulatory Approval, acquiescence or oversight, including, without limitation, pharmacovigilance, responding to physician inquiries, or professional education.

(b)                                 Recalls. The Parties and their distributing entities shall use [***] efforts to coordinate any decision making and communication with respect to issuing a recall, market withdrawal, suspension or correction of any Product, provided that, to the extent required by regulatory timeframes or public safety considerations, each Party shall have the right to make the product recall decision within its Territory. Each Party shall notify the other Party promptly (and in any event within [***] of receipt of written notice) if any Product is alleged or proven to be the subject of a recall, market withdrawal, suspension or correction in any country in its Territory. During the term of this Agreement, each Party shall be responsible for: handling and implementing all recalls and market withdrawals, suspensions or corrections of any Product in its Territory. The other Party will make available to the Party, upon request, all of the other Party’s pertinent records that the other Party may reasonably request to assist it in effecting any of the foregoing. A Party shall have no obligation to reimburse or otherwise compensate the other Party for any Losses (as defined in Section 13.1) that may arise in connection with any such recall, market withdrawal, suspension or correction relating to such other Party´s Territory, unless and to the extent such action is due to negligence or willful misconduct in the manufacturing distribution, Promotion and post marketing surveillance activities, of Product, by such Party. Any investigation conducted in connection with such an action shall be undertaken jointly by the Parties.

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

4.7                              [Reserved]

4.8                              Contact to Supra National Agencies. Grünenthal shall have the sole right and responsibility to initiate and/or respond to all contacts with supra national agencies (i.e. WHO), other than Regulatory Authorities, worldwide relating to the Products, which are Commercialized. Grünenthal shall retain responsibility for communicating with all such agencies and satisfying all requirements regarding the Products. Each Party shall inform the other Party of the substance of all communication with all such agencies. OMP shall assist Grünenthal, if Grünenthal requests OMP to do so, and Grünenthal shall, if requested by OMP, consult with OMP in preparing such communications with the relevant supra national agency. Each Party shall be permitted to accompany the other Party to any meeting with such agency, take part in any such communications and receive copies of all such communications. Notwithstanding the foregoing, OMP may respond to any agency’s inquiry regarding the Products, in coordination with Grünenthal, if and only if:

(a)                                 in the reasonable opinion of OMP´s counsel, such response is necessary to comply with the requirements of any law, governmental order or regulation, and

(b)                                 OMP has requested the agency to direct the inquiry to Grünenthal instead of OMP, and such agency has refused such request; but in any such event, unless in the considered opinion of OMP’s counsel there is a legal prohibition against doing so, OMP shall immediately notify Grünenthal of such agency’s inquiry and of OMP’s intention to make such response.

ARTICLE 5                           TRADEMARK AND APPEARANCE

The Parties have selected and developed different trademarks for their respective Territory i.e. Nucynta® for the OMP Territory and Palexia® and Nucynta® for the Grünenthal Territory.  Each Party’s trademark will be owned by Grünenthal and upon Grünenthal’s request the trademark Nucynta® in the OMP Territory shall be assigned to Grünenthal as described below.  In the case of assignment of this Agreement by

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

OMP to a Third Party, OMP shall simultaneously assign the trademark Nucynta® for the OMP Territory to such Third Party. Upon Grünenthal’s request, such Third Party shall assign such trademark to Grünenthal.  Each Party shall bear the respective costs for such development and maintenance of the trademark in its Territory. Grünenthal grants to OMP a royalty free, exclusive license to use the trademark selected by OMP for the OMP Territory for the Term of the Agreement and after expiration of the Term of Agreement solely in connection with Product and the Field.

ARTICLE 6                           PAYMENTS

In consideration of the assignments, rights and licenses granted under this Agreement, OMP agrees to pay (or has paid pursuant to the Combined Territories License Agreement) Grünenthal as follows:

6.1                              Considerations of OMP to Grünenthal.

(a)                                 Upfront Payments for OMP Territory.

(i)                                     OMP agreed to pay, and has paid, to Grünenthal a non-refundable upfront payment of [***].

(ii)                                  The obligation to make this payment, as well as any other payments under Section 6.2, shall not once accrued or paid be affected by any termination under Article 15. A holding of invalidity or unenforceability of any Grünenthal Patent for which no further appeal is or can be taken shall not affect any obligation already accrued hereunder but shall only affect those payments otherwise due under such Grünenthal Patent from the date such holding becomes final.

(b)                                 Milestone Payments in connection with the OMP Territory.

(i)                                     OMP agreed to make, and made, the following non-refundable payments to Grünenthal upon the first occurrence of each milestone event with respect to the Product, during the term of the Combined Territories License Agreement.

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

Events	Payment
Within [***] of the enrollment of the fifth patient in the first Phase III Clinical Trial	[***]
Within [***] of the first NDA filing in the United States and acceptance for review by the FDA of a NDA	[***]
Within [***] of the Regulatory Approval in the United States of the first of the Products	[***]

(ii)                                  It is understood that in no event should OMP be obligated to make the payment due on any milestone more than once with respect to the Product, regardless of the number of indications in the Field for which such Product is developed or regardless of the number of different forms or formulations which are developed. In no event shall OMP be obligated to make aggregate milestone payments in the OMP Territory which exceed [***] for the Products in the Field.

No additional royalties, milestones or up front payments shall be due Grünenthal for any modifications to, including addition of, RAP Plans.

(c)                                  Payments in connection with RAP Plan 1.63.1 and OMP Territory Earned Royalty Payments.  OMP agreed to pay, and paid, to Grünenthal for the extension of the license for Regulatory Approval Preparation as per Section 2.1(c) and for the provision of all data and documents pertaining to Study KF5503/21 and its use in OMP Territory, a lump sum of [***].  Such lump sum was agreed upon between the Parties based on the estimated costs for the Study KF5503/21 plus a surcharge of [***].

(d)                                 [Reserved]

(e)                                  [Reserved]

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

(f)                                   Proportionate Share. In consideration of the share of the market potential of either Party´s Territory, of the extension of this Agreement through the amendments to this Agreement and further in consideration of Grünenthal’s preparation of Study KF 5503/21, all RAP Costs and FTE resources including, without limitation, all preclinical, clinical costs and FTE resources shall be shared between OMP and Grünenthal as follows (each Party’s share being its “Proportionate Share”):

(i)                                     with regard to Products developed in accordance with the RAP Plan 1.63, so that [***] and

(ii)                                  with regard to Products developed in accordance with RAP Plan 1.63.1 so that [***].

6.2                              Payment of RAP Costs.

With regard to OMP Territory and Grünenthal Territory. Resource plans will be developed initially and updated on a regular basis with approval from the Parties. OOPs will be managed by a common account (“OOP Account”), starting on January 1, 2003. The Parties will make [***] efforts to share the FTE resources according to their Proportionate Share as long as reasonable for the project (time to market, expertise, costs, etc.). The deviation between the Proportionate Share split will be determined and balanced by a common escrow account (“FTE Account”) every [***] starting on January 1, 2003. The Exceeding FTEs will be charged at the then existing OMP FTE rate(s) as specified in the RAP Plan. As used herein, “Exceeding FTEs” mean the disproportionate amount of FTEs used by one Party compared to the other Party. FTE funds will accrue interest on an annualized basis as calculated using British Bankers Association 12 months Euro LIBOR as fixed two banking days prior to the date on which a Proportionate Share split is determined and balanced. The FTE Account will be carried forward until the end of the Core RAP Program. Each Party will have the opportunity, by providing extra FTEs in order to reduce Exceeding FTEs (provided such are approved in the RAP Plan), to recover parts of its payment into the FTE

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

Account as long as the threshold of [***] is not exceeded. If the rolling balance in favor of one Party exceeds the threshold of [***] the exceeding amount should be paid to the Party who has provided the Exceeding FTEs. The amount in the FTE Account at the end of the Core RAP Program should be paid to the Party who provided the Exceeding FTEs.

(i)                                     Cost Overruns. If actual RAP expenses exceed the RAP Costs and FTE resources approved by the Parties and allocated to one Party (“Cost Overruns”) in accordance with this Section 6.2, these Cost Overruns shall be shared by the Parties according to its Proportionate Share up to an amount of [***] the amount approved by the Parties. Additional expenses and FTE resources over and above the [***] limit shall be solely borne by the Party for the activity that resulted in such overage; provided, however, that if such Party is able to demonstrate to the reasonable satisfaction of the other Party that such overage is in the interest of both Parties, such overage shall be shared by the Parties according to its Proportionate Share.

The share of Cost Overruns does not apply to RAP expenses allocated to one Party by 100%.

(ii)                                  Records and Audits. During the term of this Agreement, each Party shall keep and maintain accurate and complete records showing the expenses incurred by it in performing its activities under the RAP Plan during the three (3) preceding calendar years, which books and records shall be in sufficient detail such that RAP Costs can accurately be determined. Upon [***] prior written notice from a Party (the “Auditing Party”), the other Party (the “Audited Party”) shall permit an independent certified public accounting firm of internationally recognized standing and designated by the Parties at its first meeting, to examine the relevant books and records of the Audited Party and its Affiliates as may be reasonably necessary to verify the reports submitted by the Audited Party and the accuracy of any reconciliation report. An examination by a Party under this Section 6.2 shall occur not

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

more than once in any calendar year and shall be limited to the pertinent books and records for any calendar year ending not more than [***] before the date of the request. Once materials or accounts have been audited, no subsequent audit on them may be performed. The accounting firm shall be provided access to such books and records at the Audited Party’s facility(ies) where such books and records are normally kept and such examination shall be conducted during the Audited Party’s normal business hours. The Audited Party may require the accounting firm to sign a standard non-disclosure agreement before providing the accounting firm access to the Audited Party’s facilities or records. Upon completion of the audit, the accounting firm shall provide both OMP and Grünenthal a written report disclosing whether the reports submitted by the Audited Party are correct or incorrect and the specific details concerning any discrepancies. No other information shall be provided to the Auditing Party. If the accountant determines that errors were made in the reports so submitted, the Parties shall promptly correct any errors and make any necessary adjustments. The Auditing Party shall bear all costs and expenses of the audit, provided, however, that if the audit reveals that the Audited Party has incorrectly charged to the OOP Account the lesser of [***] more than entitled to or an amount exceeding [***] more than entitled to, the Audited Party shall bear all costs and expenses of the audit.

6.3                              Earned Royalties For Products in OMP Territory. For the OMP Territory, OMP shall pay Grünenthal a royalty for the rights granted based on cumulative moving annual total Net Sales of Products (other than Combination Product) sold by or for OMP, or its Affiliates according to the following schedule:

(a)                                 [***] within the first [***] after First Commercial Sale in OMP Territory;

(b)                                 [***] within the months [***] after First Commercial Sale in OMP Territory if moving annual total Net Sales in OMP Territory do not exceed [***], otherwise,

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

the royalty rate in 6.3(d) or 6.3(e) will apply depending on the moving annual total Net Sales in OMP Territory;

(c)                                  [***] starting at the [***] after First Commercial Sale in OMP Territory provided that moving annual total Net Sales in OMP Territory are below [***];

(d)                                 [***] if moving annual total Net Sales in OMP Territory are greater than or equal to [***] but do not exceed [***];

(e)                                  [***] if moving annual total Net Sales in OMP Territory are equal to or greater than [***].

6.4                              Royalties For Combination Products in OMP Territory.

(a)                                In case of a Combination Product sold by or for OMP, or its Affiliates hereunder in the OMP Territory, the royalties to Grünenthal shall be paid according to the following schedule, collectively with the payments set forth in Section 6.3, the “OMP Territory Earned Royalties”:

(i)                                     [***] starting at the First Commercial Sale in OMP Territory provided that moving annual total Net Sales in OMP Territory are below [***];

(ii)                                  [***] if moving annual total Net Sales in OMP Territory are greater than or equal to [***] but do not exceed [***];

(iii)                               [***] if moving annual total Net Sales in OMP Territory are equal to or greater than [***].

In the event that OMP has solely developed a Combination Product the applicable royalty shall be reduced by [***] of Net Sales.

(b)                                 [Reserved]

(c)                                  Royalties For Combination Products For OMP. In the event that OMP has solely developed a Combination Product, Grünenthal shall pay OMP a royalty based on total Net Sales of such Combination Products sold by or for Grünenthal, or its Affiliates in the Grünenthal Territory of [***].

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

6.5                              Royalty Calculation Method. Once the royalty range threshold for the OMP Territory is exceeded (according to Sections 6.3 or 6.4) the increased OMP Territory Earned Royalty is due on total Net Sales.

In [***] of each year, the cumulative sales of the prior [***] period [***] in the OMP Territory shall be compared to the royalty ranges as described above in Sections 6.3 or 6.4, to set the applicable OMP Territory Earned Royalty rate for the cumulative sales of the prior [***] period [***] in the OMP Territory. An example of the OMP Territory Earned Royalty calculation is attached hereto as Exhibit 6.5.

6.6                              [Reserved]

6.7                              [Reserved]

6.8                              Royalty Rate Reduction.

(a)                                 Third Party Patents. In the event OMP pays for the OMP Territory a royalty to a Third Party which is other than an Affiliate, pursuant to Section 7.11 of this Agreement, then for the OMP Territory, as applicable, OMP shall be entitled to a credit against the applicable royalty payments due to Grünenthal under this Agreement of an amount equal to [***] of the royalty actually paid to any such Third Party which is other than an Affiliate, with the credit not to exceed [***] of the applicable royalty rate due to Grünenthal under this Agreement. Additional royalties paid to Third Parties shall not be considered for COGS cap calculations according to Section 6.9.

(b)                                 Compulsory License. If at any time and from time to time a Third Party in any country in the OMP Territory shall, under the right of a compulsory license granted or ordered to be granted by a competent governmental authority, manufacture, use or sell any Product, with respect to which Earned Royalties would be payable pursuant to this Agreement, then OMP shall inform Grünenthal thereof and both Parties shall negotiate in good faith the size of an equitable reduction of the applicable royalty. In principle, the reduction shall be calculated after consideration of the territory concerned, the owner of the

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

compulsory license and its marketing and distribution capability, pricing and other market conditions at the time of granting such compulsory license, the royalty rate of the compulsory license, the life cycle phase of the Product and an equitable distribution of the financial consequences for the Parties.

(c)                                  Competition in OMP Territory.

(i)                                     If, at any time, after a composition of matter Patent claiming CG-5503 is no longer in force and prior to expiration of the last Grünenthal Patent claiming the Product (other than Combination Product), or OMP Patent claiming the Product, OMP loses Market Exclusivity in the OMP Territory, the amount of OMP Territory Earned Royalties payable to Grünenthal according to Section 6.3 on all Products in the OMP Territory shall be [***]. Thereafter, if as a result of OMP´s loss of Market Exclusivity in the OMP Territory, OMP´s aggregate share of all products containing CG-5503 (excluding Combination Product) as shown in IMS in such country is less than [***], then the amount of OMP Territory Earned Royalties payable to Grünenthal for all Products according to Section 6.3 shall be [***]; when the share is less than [***]; the amount of OMP Territory Earned Royalties payable to Grünenthal according to Section 6.3 shall be [***], and when the share is less than [***], the amount of OMP Territory Earned Royalties payable to Grünenthal according to Section 6.3 shall be reduced by [***]. Thereafter, even if there is a further loss of OMP´s share of all products containing CG-5503 in the OMP Territory, the royalty rate reduction shall [***].

(ii)                                  If, at any time, after a composition of matter Patent claiming CG-5503 is no longer in force and prior to expiration of the last Grünenthal Patent claiming that particular Combination Product, or OMP Patent claiming that particular Combination Product, OMP loses Combination Product Market Exclusivity in the OMP Territory, the amount of OMP Territory Earned Royalties payable to Grünenthal according to Section

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

6.4 on such Combination Product in the OMP Territory shall be [***]. Thereafter, if as a result of OMP´s loss of Combination Product Market Exclusivity in the OMP Territory, OMP´s aggregate share of all combination products as shown in IMS containing CG-5503 and the same active pharmaceutical ingredient(s) in such country is less than [***], then the amount of OMP Territory Earned Royalties payable to Grünenthal according to Section 6.4 for such Combination Product shall be [***]; when the share is less than [***], the amount of OMP Territory Earned Royalties payable to Grünenthal according to Section 6.4 shall be [***], and when the share is less than [***], the amount of OMP Territory Earned Royalties payable to Grünenthal according to Section 6.4 shall be [***]. Thereafter, even if there is a further loss of OMP´s share of all combination products containing CG-5503 and the same active pharmaceutical ingredient(s), the royalty rate reduction shall [***]. This mechanism for royalty rate reduction shall be used separately for each particular Combination Product.

(d)                                 [Reserved]

(e)                                  Royalties on Know-How of a Product containing CG-5503 as the sole active pharmaceutical ingredient. On a country-by-country basis, until the last to expire Grünenthal Patent, or OMP Patent claiming the formulation of the Product, under which Earned Royalties are being paid (the “Last Patent”), a royalty for Grünenthal Know-How is included in the Earned Royalty rates. After the Last Patent expires, the applicable royalty payable for the period recited in Section 6.11(a) shall be [***].

(f)                                   Royalties on Know-How of Combination Products. On a country-by-county basis, until the last to expire Grünenthal Patent, or OMP Patent claiming the formulation of a particular Combination Product, under which royalties are being paid (the “Last Combo Patent”), a royalty for Grünenthal Know-How is included in the Earned Royalty rates. After the Last Combo Patent expires,

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

the applicable royalty payable by OMP for the period recited in Section 6.11(b) shall be [***].

(g)                                  Royalty Rock Bottom.

(i)                                     The total OMP Territory Earned Royalty rate reductions under Sections 6.8(a) through 6.8(f) cannot exceed [***] in the applicable OMP Territory Earned royalty based on the level of moving annual Net Sales in Section 6.3. Notwithstanding the foregoing, the effective OMP Territory Earned Royalty rate shall in no case be below [***] of Net Sales.

(ii)                                  [Reserved]

6.9                              Cost of Goods Sold Cap (“COGS Cap”) in OMP Territory. Cost of Goods Sold in OMP Territory should not exceed [***]. The applicable OMP Territory Earned Royalty rate under consideration of this COGS Cap, shall be calculated in accordance with the timelines mentioned in Section 6.5. In the event the total COGS percentage exceeds the [***] threshold, the incremental percentage over the [***] threshold will be reduced from the OMP Territory Earned Royalty rate so that the reduction in royalties will result in a total COGS equal to [***]. In any instance where a royalty reduction is in effect (e.g., under Section 6.8) the royalty reduction will also apply to the COGS Cap, such that the COGS Cap is also reduced. For the purposes of Fully Allocated Manufacturing Costs/royalty calculation, the average of the OMP and Grünenthal Fully Allocated Manufacturing Costs, without any internal mark-ups of Affiliates and/or external royalties to licensors of OMP-ADF-Formulation, shall be used. In order to determine the average, each Party shall provide to the other Party its Fully Allocated Manufacturing Costs on an annual basis which shall be subject to audit by the other Party in accordance with Section 6.12(f). The rights to audit (with Grünenthal personnel or outside auditors) the records of OMP and its Affiliates as provided for under this Agreement shall extend to audits of OMP’s and its Affiliates’ records for purposes of confirming the Cost of Goods contemplated by this Section.

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

6.10                       Minimum Royalties. Minimum Royalty for OMP Territory shall be paid as stipulated in Section 4.4.

6.11                       Term For Royalty Payment.

(a)                                 Earned Royalties for the licenses granted and the Grünenthal Know-How provided, payable for any Product containing CG-5503 as sole active pharmaceutical ingredient being sold, shall be paid on a country-by-country basis from the date of First Commercial Sale of such Product until the last to expire of any Grünenthal Patent or OMP Patent licensed hereunder containing a Valid Patent Claim claiming the formulation for such Product (the “Last Patented Product”). Earned Royalties solely for Grünenthal Know-How payable under Section 6.8(e) for the Last Patented Product being sold shall be paid on a country-by-country basis from the date of expiration of the last to expire of any such Grünenthal Patent or OMP Patent licensed hereunder containing a Valid Patent Claim claiming the Last Patented Product until the generic equivalent (as defined by the then current FDA regulations) enters the market (“Generic Market Event”), at which time the applicable OMP Territory Earned Royalty solely for Grünenthal Know-How payable under Section 6.8(e) shall cease.

(b)                                 Earned Royalties payable for the licenses granted and the Grünenthal Know-How provided for each Combination Product being sold shall be paid on a country-by-country basis from the date of the First Commercial Sale of each such Combination Product until the last to expire of any Grünenthal Patent or OMP Patent licensed hereunder containing a Valid Patent Claim claiming the formulation of the Combination Product (the “Last Combo Product”). Earned Royalties solely for Grünenthal Know-How payable for the particular Combination Product being sold on a country-by-country basis from the date of expiration of the last to expire of any such Grünenthal or OMP Patent licensed hereunder containing the particular Combination Product until an applicable Generic Market Event, at which time the applicable OMP Territory

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

Earned Royalty solely for Grünenthal Know-How payable under Section 6.8(f) shall cease.

6.12                       Royalty Reports and Records. The following Sections 6.12(a) and (b) shall apply for the OMP Territory.

(a)                                 During the term of this Agreement and commencing with the First Commercial Sale of Product, OMP shall furnish, or cause to be furnished to Grünenthal, written reports, including the applicable royalty payment due, within sixty (60) days following the end of each [***] for which royalties are due, showing:

(i)                                     the detailed calculation of monthly Net Sales of all Products sold by OMP and its Affiliates during the calendar half-year;

(ii)                                  the detailed calculation of Earned Royalties, payable in U.S. Dollars, which shall have accrued hereunder in respect to such Net Sales;

(iii)                               the exchange rates used, if any, in determining the amount of Dollars; and

(iv)                              any withholding taxes required to be paid from such Earned Royalties.

(b)                                 All Earned Royalties payments to be made by OMP to Grünenthal shall be made in U.S. Dollars within [***] following the end of [***] for which such Earned Royalties are due, to a Grünenthal bank account.

(c)                                  [Reserved]

(d)                                 To the extent it is necessary to convert currencies for OOPs development costs incurred pursuant to the RAP plan, such reconciliation shall be made in Euros using the applicable arithmetic average exchange rate for converting the applicable currency to the Euro as published by the European Central Bank on the last business day of each month during the period (quarter).

(e)                                  OMP shall keep accurate records in sufficient detail to enable Earned Royalties and other payments payable hereunder to be determined. OMP

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

shall be responsible for all Earned Royalties and late payments that are due to Grünenthal that have not been paid by OMP and its Affiliates. Late payments shall accrue interest on an annual basis at a rate of [***].

(f)                                   OMP and its Affiliates shall maintain complete and accurate records, in accordance with United States generally accepted accounting principles, which are relevant to costs, expenses and payments under this Agreement and such records shall be open during reasonable business hours for a period of three (3) years from creation of individual records for examination at Grünenthal’s expense and not more often than once each year by a certified public accountant or other representative selected by Grünenthal and acceptable to OMP for the sole purpose of verifying the correctness of calculations or such costs, expenses or payments made under this Agreement. In the absence of material discrepancies (in excess of [***]) in any request for reimbursement resulting from such audit, the accounting expense shall be paid by Grünenthal. If material discrepancies do result, OMP shall bear the reasonable audit expense. Any records or accounting information received from OMP shall be Confidential Information for purposes of Article 8.

6.13                       Taxes.

(a)                                 OMP will make all payments to Grünenthal under this Agreement without deduction or withholding for taxes except to the extent that any such deduction or withholding is required by law in effect at the time of payment.

(b)                                 Any tax required to be withheld on amounts payable under this Agreement will promptly be paid by OMP on behalf of Grünenthal to the appropriate Governmental Authority, and OMP will furnish Grünenthal with proof of payment of such tax. Any such tax required to be withheld will be an expense of and borne by Grünenthal.

(c)                                 OMP and Grünenthal will cooperate with respect to all documentation required by any taxing authority or reasonably requested by OMP to secure an exemption or reduction in the rate of applicable withholding taxes.

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

(d)                                 If OMP had a duty to withhold taxes in connection with any payment it made to Grünenthal under this Agreement but OMP failed to withhold, and such taxes were assessed against and paid by OMP, then Grünenthal will indemnify and hold harmless OMP from and against such taxes (including interest). If OMP makes a claim under this Section 6.13(d), it will comply with the obligations imposed by Section 6.13(b), as if OMP had withheld taxes from a payment to Grünenthal.

(e)                                  OMP shall, in consultation with Grünenthal, take all legally available and reasonable steps to mitigate any circumstances in OMP’s control which arise and which would result in any amount becoming subject to deduction or withholding of taxes pursuant to subclause (a) of this clause, unless Grünenthal would reasonably be expected to be entitled to a credit or refund for such deduction or withholding at any time.

6.14                       Grünenthal As Licensee. The provisions of Sections 6.5, 6.8(a) through 6.8(e), 6.10, 6.11 through 6.13, and 6.16 shall apply with equal force to Grünenthal in the event that Grünenthal is the licensee of any Combination Product.

6.15                       Remittance.

(a)                                 Payments from OMP to Grünenthal required to be denominated in USD shall be made to Grünenthal as beneficiary to [***] or another bank account as provided by Grünenthal].

(b)                                 Payments from OMP to Grünenthal required to be denominated in EUR shall be made to Grünenthal as beneficiary to [***] or another bank account as provided by Grünenthal.

(c)                                  [Reserved]

6.16                       No Overlapping Royalties. Notwithstanding any other provision of this Agreement, in no event shall any Earned Royalty provided for under any Section of this Agreement be paid with respect to any sale of a specific Product to the extent a payment has been paid pursuant to any other Section

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

of this Agreement with respect to such sale of the same specific Product provided that the higher payment amount is paid.

6.17                       Payments to or Reports by Affiliates.  Any payment required under any provision of this Agreement to be made to either Party or any report required to be made by either Party shall be made to or by an Affiliate of such Party if designated as the appropriate recipient or reporting entity.

ARTICLE 7                           IMPROVEMENTS/OWNERSHIP OF INTELLECTUAL PROPERTY

7.1                              Ownership of Intellectual Property and Patent Rights on Combined Territories License Agreement Effective Date.  Unless otherwise stipulated in this Agreement the intellectual property position of the Parties remains unchanged under this Agreement.

7.2                              Maintenance of Grünenthal Background Patents. Grünenthal agrees to prosecute, maintain and extend - where possible - all Grünenthal Background Patents. This does not apply to Grünenthal-ADF-Formulation Patents unless it is mutually agreed under Section 12.1(b) to develop the Grünenthal-ADF-Formulation.

7.3                              Disclosure of Improvements. Each Party shall disclose to the other Party any Improvement as soon as reasonably possible after creation. Any information on the OMP-ADF-Formulation or Grünenthal-ADF-Formulation shall only be shared under a separate, mutual secrecy agreement as provided for by Section 12.1(b).

7.4                              Ownership of Improvement Patents and Improvements. Inventorship for Improvements which are inventions, shall be determined in accordance with U.S. patent laws for determining inventorship and ownership of Improvement Patents and Improvements shall be determined based on inventorship. Notwithstanding the foregoing, in the event of Improvements conceived and/or reduced to practice by employees, agents, officers, contractors or Affiliates of both Parties ownership of any such Improvements and resulting Improvement

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

Patents shall be assigned solely to Grünenthal. In connection with Improvements which do not result in Improvement Patents or a Trade Secret and where an employee, agent, officer, contractor or Affiliate of OMP contributed, both Parties shall have an unrestricted right to use such Improvement for any purpose. During the Term of this Agreement, Grünenthal shall, at its sole expense, file, prosecute, maintain and defend Improvement Patents which are owned by Grünenthal. OMP agrees to cause its employees, agents, officers, contractors or Affiliates to cooperate fully with Grünenthal in the preparation, filing and prosecution of any Improvement Patent wherein an employee, agent, officer, contractor or Affiliate of OMP contributed, and, with respect to such Improvement Patent, to execute any necessary assignments to Grünenthal. During the Term of this Agreement OMP shall at its own expense file, prosecute, maintain and defend all Improvement Patents which are owned by OMP.

7.5                              Filing of Improvement Patents. All Improvement Patents will be filed at least in the U.S. and European Patent Office. Each Party shall give prior written notice to the other Party of the countries in which it intends to file, including conflict proceedings, re-examinations, reissuance, oppositions and revocation proceedings and abandonment and the other Party shall have the right at that Party’s expense to continue prosecution in countries for which the other Party intends to abandon. The Parties agree to use [***] efforts to ensure that any Improvement Patent filed outside of the United States prior to a U.S. filing will be in a form sufficient to establish the date of original filing as a priority date for the purposes of a subsequent U.S. Filing.

7.6                              Extensions. Each Party shall file and prosecute to obtain extensions of its respective OMP Patent or Grünenthal Patent in the Field in any countries in which such extensions are available. Each Party shall provide such assistance as may reasonably be required for the other Party to fulfil its foregoing obligations.

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

7.7                     Ownership of ADF-Formulation Patents and ADF-Formulation Improvements.

(a)                                 Inventorship for ADF-Formulation Patents shall be determined in accordance with U.S. patent laws for determining inventorship. OMP-ADF-Formulation Improvements and/or inventions relating to OMP-ADF-Formulations shall be solely owned by OMP, regardless of inventorship. During the Term of this Agreement, OMP shall, at its sole expense, file, prosecute, maintain and defend OMP ADF-Formulation Patents. Grünenthal agrees to cause its employees, agents, officers, contractors or Affiliates to cooperate fully with OMP in the preparation, filing and prosecution of any OMP ADF-Formulation Patent wherein an employee, agent, officer, contractor or Affiliate of Grünenthal or contractor of Grünenthal’s Affiliate contributed as an inventor, and, with respect to such OMP ADF-Formulation Patent, to execute any necessary assignments to OMP. OMP shall comply with the duties under German laws regarding invention by employees (Arbeitnehmererfinderrecht) with regard to the rights of any employee, agent, officer, contractor of Grünenthal or its Affiliates.

Grünenthal ADF-Formulations Improvements and/or inventions relating to Grünenthal ADF-Formulations shall be solely owned by Grünenthal, regardless of inventorship. During the Term of this Agreement, Grünenthal shall, at its sole expense, file, prosecute, maintain and defend Grünenthal ADF-Formulation Patents. OMP agrees to cause its employees, agents, officers, contractors or Affiliates to cooperate fully with Grünenthal in the preparation, filing and prosecution of any Grünenthal ADF-Formulation Patent wherein an employee, agent, officer, contractor or Affiliate of OMP or contractor of OMP’s Affiliate contributed as an inventor, and, with respect to such Grünenthal ADF-Formulation Patent, to execute any necessary assignments to Grünenthal.

(b)                                 Inventorship for Independent ADF Formulation Improvements which are inventions, shall be determined in accordance with U.S. patent laws for determining inventorship and Independent ADF Formulation Improvement Patents and Independent ADF Formulation Improvements shall be owned by the Party that has introduced such Independent ADF Formulation

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

Improvements Patents and Independent ADF Formulation Improvements into the joint development of an ADF Formulation for the Product under this Agreement. During the Term of this Agreement, Grünenthal shall, at its sole expense, file, prosecute, maintain and defend Independent ADF Formulation Improvement Patents which are owned by Grünenthal. During the Term of this Agreement OMP shall at its own expense file, prosecute, maintain and defend all Independent ADF Formulation Improvement Patents which are owned by OMP.

7.8                              Notice. The Parties shall promptly inform each other of any information that comes to their attention involving actual or apparent infringements or misappropriations by any Third Party of any Patent, Know-How or trademark licensed in this Agreement. The Parties shall also promptly inform each other of any claims of alleged infringement made by any Third Party against either Party or its respective Affiliates or sublicensees resulting from the manufacture, import, offer for sale, sale or use of the Product.

7.9                              Infringement Claims Against Third Parties. [***].

7.10                       [***].

7.11                       [***]

7.12                       Notices Relating to the Act. Grünenthal shall notify OMP of:

(a)                                 the issuance of each U.S. patent included among the Grünenthal Patents including — if the Parties have mutually agreed under Section 12.1(b) to develop the Grünenthal-ADF-Formulation — the Grünenthal-ADF-Formulation Patents, giving the date of issue and patent number for each such Patent; and

(b)                                 communications pertaining to any patent included among the Grünenthal Patents including — if the Parties have mutually agreed under Section 12.1(b) to develop the Grünenthal-ADF-Formulation — the Grünenthal-ADF-Formulation Patents which Grünenthal receives as patent owner pursuant to the Drug Price Competition and Patent Term Restoration Act of 1984

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

(hereinafter the “Act”), including but not necessarily limited to notices pursuant to §§101 and 103 of the Act from persons who have filed an abbreviated NDA (“ANDA”) or a “paper” NDA.

7.13                       Authorization Relating to Patent Term Extension. Grünenthal hereby authorizes OMP to

(a)                                 provide in any NDA a list of patents which includes Grünenthal Patents that relate to such Product and such other information as OMP believes is appropriate;

(b)                                 commence suit for infringement of Grünenthal Patents under § 271(e) (2) of Title 35 of the United States Code or any other relevant statute in any OMP Territory; and

(c)                                  exercise any rights that may be exercisable by Grünenthal as patent owner under the Act or any other relevant statute in any OMP Territory, including without limitation, applying for an extension of the term of any Patent included in Grünenthal Patents.

In the event that applicable law in any country provides for the extension of the term of any patent included among Improvement Patents or Grünenthal Patents, such as under the U.S. Drug Price Competition and Patent Term Restoration Act of 1984, the Supplementary Certificate of Protection of the Member States of the European Union and other similar measures in any other country, the Party owning such Grünenthal Patent or OMP Patent shall, at the other Party’s cost for its own Territory, apply for and use its [***] efforts to obtain such an extension or, should the law require the other Party to so apply, the Party owning the Patent hereby gives permission to such other Party to do so. OMP and Grünenthal agree to cooperate with one another in obtaining such extension. Each Party agrees to cooperate with the other Party in the exercise of the authorization granted herein and will execute such documents and take such additional action as the may reasonably be necessary in connection therewith, including, if necessary, permitting itself to be joined as a Party in any suit for infringement brought by a Party hereunder.

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

7.14                       Trade Secrets. Upon disclosure by one party of an Improvement to the other Party, the Parties will discuss whether it is appropriate to keep such Improvement as a Trade Secret. In the event the Parties agree to treat such Improvement as a Trade Secret, the Party/Parties who made the Improvement will take the necessary legal or organizational measures to protect such Improvement’s secrecy. Should one of the Parties disagree to keep such Improvement as a Trade Secret or no mutually decision be reached within 3 months from disclosure of the Improvement by one Party to the other Party such Improvement shall be filed as a Patent according to Section 7.5 unless otherwise agreed to.

ARTICLE 8                           CONFIDENTIALITY

8.1                              Confidentiality Exceptions. Except to the extent expressly authorized by this Agreement or otherwise agreed in writing, the Parties agree that the receiving Party shall keep confidential and shall not publish or otherwise disclose or use for any purpose other than as provided for in this Agreement any Information and other confidential and proprietary information and materials furnished to it by the other Party or developed by either Party pursuant to this Agreement (collectively, “Confidential Information”), except to the extent that it can be reasonably demonstrated by the receiving Party that such Confidential Information:

(a)                                 was in the lawful knowledge and possession of the receiving Party prior to the time it was disclosed to, or learned by, the receiving Party, or was otherwise developed independently by the receiving Party, as evidenced by written records kept in the ordinary course of business, or other documentary proof of actual use by the receiving Party;

(b)                                 was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving Party;

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

(c)                                  became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving Party in breach of this Agreement; or

(d)                                 was disclosed to the receiving Party, other than under an obligation of confidentiality, by a Third Party which is other than an Affiliate who had no obligation to the disclosing Party not to disclose such information to others.

8.2                              Authorized Disclosure. Except as expressly provided otherwise in this Agreement, each Party may disclose Confidential Information of the other Party as follows:

(a)                                 to Third Parties under appropriate terms and conditions including confidentiality provisions substantially equivalent to those in this Agreement for consulting, manufacturing, development, external testing and marketing trials with respect to the Products covered by this Agreement, or otherwise as is reasonably necessary to exercise the rights and licenses granted herein (including the right to grant sublicenses according to this Agreement) or

(b)                                 to the extent such disclosure is reasonably necessary in filing or prosecuting patent, copyright and trademark applications, prosecuting or defending litigation, complying with applicable governmental regulations, obtaining Regulatory Approval, conducting preclinical or clinical trials, provided, however, that if a Party is required by law or regulation to make any such disclosure of the other Party’s Confidential Information it will (i) , except where impracticable for necessary disclosures, for example in the event of medical emergency, give reasonable advance notice to the other Party of such disclosure requirement, (ii) except to the extent inappropriate in the case of patent applications, will use its [***] efforts to secure confidential treatment of such Confidential Information required to be disclosed and (iii) only disclose such Confidentiality Information which in the opinion of the disclosing Party’s legal counsel is legally required to be disclosed after taking into due consideration the other Party’s opinion provided such opinion can be obtained in a timely manner.

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

(c)                                  for Confidential Information other than Trade Secrets and information relating to Improvements and inventions, to those natural persons being ultimate beneficial owners of Grünenthal and the supervisory board and advisory board to the extent such disclosure is reasonably necessary or required by law and only to the extent such persons have a right under applicable German law or a need to know and unless already under confidentiality obligation by applicable German law, or under appropriate terms and conditions including confidentiality provisions substantially equivalent to those in this Agreement.

8.3                              Survival. This Article 8 shall survive the termination of this Agreement for a period of [***].

8.4                              Publications. Notwithstanding any other provision of this Agreement, neither Party shall be free to disclose the results of its activities conducted under this Agreement until [***] without the prior written consent of the other Party (which consent shall not be unreasonably withheld or delayed). The publishing Party shall submit any such proposed publication to the other Party at least [***] in advance to allow review of such planned public disclosure. The reviewing Party shall, within [***] days of receiving such proposed publication, inform the publishing Party in writing whether it denies its consent and on what basis. In all other cases the consent shall be deemed given. Notwithstanding the foregoing, the Parties will make [***] efforts to exchange information relating to and discuss publication strategies relating to Products.

8.5                              Public Announcements. Neither Party shall originate any publicity, news release or public announcements, written or oral, whether to the public or press, stockholders or otherwise relating to this Agreement, including their existence, the subject matter to which the agreements relate, performance under the agreements or any of their terms, to any amendment hereto or thereto or performances hereunder or thereunder without the prior written consent of the other Party, save only such announcements that are required by law to be made or that are otherwise agreed by the Parties. Such announcements shall be brief and factual. If a Party decides to make an

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

announcement required by law, it shall disclose such information only to the extent necessary according to local law and seek to avoid to the maximum possible any disclosure with regard to the financial conditions, chemical structures and names, including INN and substance-code-number. Such party will give the other Party at least [***] advance notice, where possible, of the text of the announcement so that the other Party will have an opportunity to comment upon the announcement. To the extent that the receiving Party reasonably requests that any information in the materials proposed to be disclosed or deleted, the disclosing Party shall request confidential treatment of such information pursuant to Rule 406 of the Securities Act of 1933 or Rule 24b-2 of the Securities Exchange Act of 1934 as amended, as applicable (or any other applicable regulation relating to the confidential treatment of information) so that there be omitted from the materials that are publicly filed any information that the receiving Party reasonably requests to be deleted, unless in the opinion of the disclosing Party’s legal counsel such Confidential Information is legally required to be fully disclosed.

ARTICLE 9                           REPRESENTATIONS AND WARRANTIES

9.1                              Representations and Warranties. Each of the Parties hereby represents and warrants as of the Effective Date as follows:

(a)                                 This Agreement is a legal and valid obligation binding upon such Party and enforceable in accordance with its terms. The execution, delivery and performance of the Agreement by such Party does not conflict with any agreement, instrument or understanding, oral or written, to which it is a Party or by which it is bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

(b)                                 Each Party has not granted any right to any Third Party relating to its respective technology in the Field which would conflict with the rights granted to the other Party hereunder.

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

(c)                                  Each Party Controls all of the rights, title and interest in and to its know-how and its Patents which are licensed hereunder.

9.2                              Grünenthal Patent Warranty. Grünenthal warrants as of the Effective Date that it owns the entire right, title and interest in the Grünenthal Patents and that it has given to OMP all material Information requested by OMP prior to the Combined Territories License Agreement Effective Date relating to Grünenthal Patent, Grünenthal Know-How and/or CG-5503 and Product in Grünenthal’s possession or under its Control. Nothing in this Agreement shall be construed as a warranty that Grünenthal Patents are valid or enforceable or that their exercise does not infringe any patent rights of Third Parties.

9.3                              Grünenthal Product Warranty. Grünenthal represents and warrants that the Product in Phase II clinical trials as of the Combined Territories License Agreement Effective Date which is being licensed hereunder has the chemical structure shown in Exhibit 1.3.

9.4                              OMP Diligence Warranty. OMP acknowledges and agrees that it has received access to information relating to CG-5503 that OMP deemed necessary to conduct and complete its due diligence relating to CG-5503 to its satisfaction. OMP acknowledges and agrees that Grünenthal has answered all questions of OMP relating to the due diligence of CG-5503, and OMP warrants that it has diligently reviewed all such information, including the Information and information relating to Grünenthal Patent Rights, Grünenthal Know-How and/or CG-5503 and Product provided by Grünenthal.

9.5                              OMP Patent Warranty. OMP warrants that as of the Combined Territories License Agreement Effective Date, to the best of their knowledge there are no OMP Patents or Patents of its Affiliates that would be infringed by the Commercialization of CG-5503 in its pharmaceutical formulation as of the Combined Territories License Agreement Effective Date, absent a license granted. If OMP obtains knowledge of such OMP Patents after the Combined Territories License Agreement Effective Date, OMP warrants that it will not enforce any OMP Patents which exist as of the Combined Territories License

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

Agreement Effective Date to prevent the Commercialization of CG-5503 by Grünenthal in the Grünenthal Territory during the Term and thereafter.

9.6                              No Conflicting Rights. From and after the Combined Territories License Agreement Effective Date, neither Party will grant any right to any Third Party relating to its respective technology in the Field which would conflict with the rights granted to the other Party hereunder.

9.7                             No Other Representations or Warranties. EXCEPT AS SPECIFICALLY AND EXPRESSLY SET FORTH IN THIS ARTICLE 9, NO PARTY MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, RELATING TO ITS INTELLECTUAL PROPERTY AND/OR KNOW-HOW, OR ANY OTHER INFORMATION DISCLOSED, REVEALED OR OTHERWISE MADE AVAILABLE BY ONE PARTY TO THE OTHER UNDER THIS AGREEMENT OR OTHERWISE, INCLUDING, WITHOUT LIMITATION, ANY REPRESENTATION OR WARRANTY AS TO VALUE, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR FOR ORDINARY PURPOSES, OR ANY OTHER MATTER.

9.8                              No Liability for [***].[***].

ARTICLE 10                    MANAGEMENT OF REGULATORY APPROVAL PREPARATION (“RAP”) AND COMMERCIALIZATION

10.1                       Steering Committee.

(a)                                 Establishment of Steering Committee. Within [***], the Parties have established a Steering Committee (“SC”), which is composed of four (4) representatives of each Party who were appointed (and may be replaced at any time) by such Party on written notice to the other Party. The representatives from each Party will collectively have one vote in decisions, with decisions made by unanimous vote.

(b)                                 Authority. The Parties agree that, in voting on matters as described in this Article 10, it shall be conclusively presumed that each voting member of the

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

SC has the authority and approval of such member’s respective senior management in casting his or her vote and that decisions of the SC made in accordance with this Article 10 shall be binding upon each of the Parties; provided, however, that the SC, other than as expressly provided for herein, shall not have the authority to amend or modify this Agreement. The members of the SC will undertake [***] efforts to obtain from their respective senior management the authority to cast their vote prior to the respective meeting, however, in no event later than 10 days after such meeting.

(c)                                  Delegation. The SC shall create such subcommittees or subteams as it may deem necessary or appropriate and may at the same time define the composition and rules of such sub-committees. One such subcommittee that shall be created by the SC shall be a RAP Subcommittee (“RSC”) which shall be described hereinafter. The RSC shall be led by a representative chosen by Grünenthal.

(d)                                 SC Responsibilities. The SC shall be responsible for overseeing the RAP of Products in OMP´s Territory and the EU.  In addition, the SC shall review and approve any recommendations from the RSC with respect to the modification, amendment or departure from the RAP Plan, RAP Budgets for OMP Territory and the EU, RAP Costs and any other financial activities. Any modifications to the RAP Plan (including the work plans, budgets and timelines therein) approved at a SC meeting shall be considered approved and shall constitute an amendment upon SC ratification of the meeting minutes related thereto.

(e)                                  Dispute Resolution. If the members of the SC cannot reach in its meeting a unanimous decision with respect to RAP matters referred to it for approval or the Parties can not agree to meet within [***] of the initial request for a meeting to resolve the dispute, such undecided matters shall be promptly referred to the Management Committee for decision unless otherwise agreed by the SC.

Unless otherwise agreed by the MC, the meeting of the Management Committee shall be convened by each of its members after co-ordination with the other member

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

and shall take place within [***] after referral to the Management Committee. The meeting shall take place at the place of the Party not hosting the last SC meeting. If the members of the Management Committee cannot reach in its meeting a unanimous decision with respect to RAP matters referred to it for approval or if the meeting does not take place within the timeframe foreseen above, for such undecided matters the procedures for “Final decision-making/Disputes RAP Matters” set forth below in Section 10.2 shall apply.

10.2                       Final Decision-Making/Disputes RAP Matters.  If the Management Committee cannot agree in its meeting, or unless otherwise agreed by the MC, the final decision on such undecided matters shall be made by Grünenthal for OMP Territory and Grünenthal Territory, except as to Excepted RAP Matters.  “Excepted RAP Matters” are defined as:

(i)                                     increasing the budget for the RAP Plan by more than 10% of the previously approved RAP Budget,

(ii)                                  altering the RAP Plan in a manner which would change indication(s) for which a Product is being Prepared For Regulatory Approval,

(iii)                               terminating or suspending a Phase III Clinical Trial prior to completion in accordance with its protocol,

(iv)                              material issues relating to the initial label, revised label or changes to the label of Product, or

(v)                                 alteration of a protocol which would change one or more endpoints outlined in such protocol and which would materially delay the filing of a Drug Approval Application with a Regulatory Authority.

If a final decision cannot be reached at the Management Committee with respect to any of the Excepted RAP Matters, which have been referred to that level for resolution or approval, the status quo shall be maintained with respect to Excepted RAP Matters items 10.2 (i) as far as it concerns OMP Territory and Grünenthal Territory and with respect to Excepted RAP Matter 10.2 (ii). As to Excepted RAP

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

Matters item 10.2 (iii), the Phase III Clinical Trial shall be terminated for the affected Territory if an external expert advisory panel recommends termination or the FDA or the EMA orders termination of the Phase III Clinical Trial or suspended for the affected Territory if any safety issue arise that require to immediately put the Phase III clinical trial on hold, otherwise for the not affected Territory the status quo shall be maintained. With respect to Excepted RAP Matter (iv), no label or labeling, or changes to the label of labeling, will be finalized until the Parties reach mutual agreement. As to Excepted RAP Matter item (v), endpoints shall be altered or changed, independent of its effect on timing, if recommended or mandated by a Regulatory Authority, otherwise the status quo shall be maintained.

10.3                       RAP Sub-Committee.

(a)                                 Establishment of RSC. After the Combined Territories License Agreement Effective Date, the Parties have established a RAP Subcommittee (“RSC”) to coordinate all activities with respect to the RAP of Products, within the budgets approved hereunder. The first meeting of the RSC has occurred.  The RSC shall be led by a representative chosen by Grünenthal.

(b)                                 RSC Responsibilities. The RSC shall be responsible, with the oversight and approval of the SC, for overseeing the Parties’ independent RAP activities hereunder, including, without limitation, coordinating all RAP to be conducted independently by OMP and/or Grünenthal pursuant to the RAP Plan for their respective territories and may propose modifications of the RAP Plan to the SC. The RSC will determine the allocation of costs between OOP and internal FTEs based on the principles of Exhibit 10.3(b). Within its responsibilities, the RSC may decide on certain cost allocations of the annual budget within the limits of such budget. If actual costs of implementing the RAP Plan exceed the total amounts budgeted for expenditure during the relevant period, and will lead to an overage of the annual budget, the RSC will revise, provided that the Parties mutually agree, the RAP Plan and submit it in writing, with an explanation of the variance and the reasons therefore for approval to the SC. The RSC shall be responsible for implementation of the RAP Plan under the oversight of the SC.

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

(c)                                  RSC Decision-making. The RSC will operate by consensus. In the event that the RSC members do not reach consensus with respect to a matter that is within the purview of the RSC herein, unresolved disputes will be referred promptly to the SC, where the matter will be dealt with as recited in Sections 10.1 (e) and 10.2.

(d)                                 Accounting/Financial Reporting. Each Party will appoint a representative with expertise in the areas of accounting, cost allocation, budgeting and financial reporting to the RSC. Such representatives shall work under the direction of the SC to provide services to and consult with the RSC in order to address the financial, budgetary and accounting issues which arise in connection with the RAP Plan.

(e)                                  RSC Reporting. The RSC shall monthly prepare and provide the SC with minutes of its meetings summarizing the progress of the RAP.

10.4                       Commercialization Team.

(a)                                 Formation of the Commercialization Team. Within [***], a Commercialization Team (“CT”) has been created, comprised of an equal number of representatives of each Party. The CT shall, during the RAP of Product, coordinate (i) with the RSC those activities deemed necessary for a successful Commercialization of Products in the OMP Territory and Grünenthal Territory, as outlined herein, upon Regulatory Approval. The commercial matters shall be to develop a publication and scientific symposia strategy, develop and implement a strategy for Phase IV Clinical Trials, establishment of key opinion leaders, coordinate and create a calendar of key scientific and clinical meetings which both Parties plan to attend, develop, search and select a single, worldwide trademark to be used by both Parties if Grünenthal exercises its option in Section 5.1(a), create a unified promotional message to target audiences, and all other commercial matters agreed to by the Parties. One representative from each Party shall be designated as that Party’s “Commercialization Team Leader” to act as the primary CT contact for that Party.

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

(b)                                 Dispute Resolution. If the members of the CT cannot reach in its meeting a unanimous decision with respect to commercialization matters referred to it by the RSC or SC or the Parties, then such dispute shall be escalated to the managing director of Grünenthal and President of OMP for their consideration and agreement; and, if they are unable to agree after negotiation, the matter shall default to the status quo. If there is no previously agreed to status quo on a particular issue, then each Party will have final decision making authority for such issue in its respective Territory. In no event, will any such irresolvable disputes arising in the CT be resolved under the dispute resolution process of Sections 10.1(e) and 10.2.

ARTICLE 11                    REGULATORY APPROVAL PREPARATION (“RAP”)

11.1                       RAP Plans.

(a)                                 RAP Plans. The Parties have attached as Exhibit 1.63 an initial RAP Plan (“RAP Plan 1.63”), with the 2004 First Amendment as Exhibit 1.63.1, an additional RAP Plan (“RAP Plan 1.63.1”). RAP Plan 1.63 and 1.63.1 are prepared and drafted by Grünenthal, revised by Grünenthal in response to comments received from OMP and agreed to by Parties which shall set out the details of the RAPs of the Product on a world-wide basis.

(b)                                 RAP Plan Modifications. The Parties acknowledge that the RAP Plan, as the RAP progresses needs to be revised and modified by the RSC and approved by the SC with regard to OMP Territory and Grünenthal Territory, with Grünenthal taking the lead in the modification process of RAP Plan 1.63 and OMP taking the lead in the modification process of RAP Plan 1.63.1. Disputes shall be resolved as set out in Sections 10.1(e), 10.2; and 10.3(c). Each such revised RAP Plan shall include, without limitation, detailed plans for, as applicable, the RAP activities and clinical studies of Product, designation of which Party is responsible for each task, staffing levels required to carry out such activities (which levels shall be reasonably necessary for the attainment of the RAP goals, as applicable) including specification of a budget setting forth the estimated expenditures required (RAP Costs and FTE Resources) to

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

carry out such activities, and a detailed budget covering each activity that will be continued or initiated during the next calendar year. If a specific activity would best be undertaken by a Third Party contractor the RAP Plan shall indicate which Party shall manage, account for and be liable for such Third Party contractor.

11.2                       Exclusive RAP Relationship. It is understood and agreed by the Parties that, during the Term, the Parties shall work exclusively with each other to Prepare for Regulatory Approval of the Product solely in accordance with and under the terms of this Agreement.

11.3                       RAP Efforts.

(a)                                 The Parties agree to coordinate and to carry out all RAP activities as agreed in the RAP Plan. RAP activities will, to the extent practicable, utilize the then-prevailing infrastructure and expertise of each Party in a given activity or with respect to a specific RAP activity.

11.4                       RAP Responsibilities. Consistent with its responsibilities under this Agreement and the RAP Plan (particularly, those recited in Article 11), each Party agrees to perform the following, subject to applicable law, including confidentiality, data protection and privacy restrictions,

(a)                                 provide to the other Party all preclinical data, assays and associated materials, protocols, procedures and any other information in such Party’s possession that the other Party deems reasonably necessary for the RAP of Product;

(b)                                 conduct all agreed studies and other activities assigned to the respective Party, including human clinical studies for Product; and

(c)                                  file required communications with Regulatory Authorities in either the OMP Territory or the EU as applicable and, as provided for by Section 11.6 and as otherwise reasonably requested by the other Party, consult with the other

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

Party in preparing such Drug Approval Applications and communications with the relevant Regulatory Authorities in the Territory.

11.5                       Clinical Trials.

(a)                                 The Parties will conduct, sponsor, support and/or assist in any clinical trial for the Product, in accordance with the most current version of the RAP Plan and shall provide each other forthwith with all Information gathered in OMP Territory and Grünenthal Territory, including but not limited to clinical data, database information and reports related to clinical trials for the Product reasonably requested by the other Party in a mutually agreed upon format compatible to both Parties’ systems. The overall amount of patients included in the various studies and the distribution of patients between the OMP Territory and Grünenthal Territory shall be determined by the Parties after considering the Parties’ discussions with Regulatory Authorities in order to support Drug Approval Applications. The Parties will make [***] efforts to split the overall amount of patients [***] between OMP´s Territory and the EU for Products developed in accordance with RAP Plan 1.63 as long as reasonable for the project (time to market, expertise, costs etc.). All Information, including but not limited to clinical data, database information and reports related to clinical trials for the Product shall be owned by Grünenthal, and during the Term OMP shall have full use of all such Information for the Product, solely for purposes provided for under this Agreement. Subject to Articles 7 and 8 and notwithstanding the foregoing, either Party may use its know-how resulting from the Information for any purpose. All clinical data, database information and reports from such clinical trials for Products shall be in English, centralized and held at Grünenthal, with a duplicate set provided to OMP, for deposit at a site of its own selection.

(b)                                 Both Parties shall inform each other of Post Approval Commitments in their territory and allow the other Party an opportunity to review and comment on how such Party intends to meet such Post Approval Commitments prior to finalization of same. Such comments of the other Party shall be considered in

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

good faith. Section 11.6(e) and Section 11.6(g) shall apply mutatis mutandis. Notwithstanding the above, the decision of the Party in which such Post Approval Commitment is requested shall be final. The decision shall be communicated to the other Party in due time.

With regard to OMP Territory and the EU the following shall apply:

(i)                                     If the Parties agree on a joint Phase IIIB, Phase IIIB2, or Phase IV study relating to the Product developed under RAP Plan 1.63, the costs for such study will be [***] and if the Product was developed under RAP Plan 1.63.1, [***] of the costs associated with the such study. Each Party shall have full use of all Information and documents arising out of such studies.

(ii)                                  With regard to the EU the costs for all Post Approval Commitments will be borne by Grünenthal if the Post Approval Commitments are requested from the Regulatory Authorities in the EU and by OMP if the Post Approval Commitments are requested from the Regulatory Authorities in the OMP Territory.

(iii)                               The costs for a jointly agreed upon Core Pediatrics Program, other than Post Approval Commitments, shall be shared between OMP and Grünenthal so that [***]. Each Party shall have full use of all Information and documents arising out of such studies.

(iv)                              Each party shall bear the costs for the compilation and execution of a Risk Management Plan required for its territory.

(v)                                 If the Parties do not agree on a joint study, the Party conducting such Core Pediatric Program, Phase IIIB, Phase IIIB2 and Phase IV study alone, shall bear all costs related to such study and shall own all Information including, but not limited to, data and clinical reports arising out of such study. The Party conducting any Post Approval Commitments shall own all Information arising out of such Post Approval Commitment. Any such clinical trial shall be the sole and

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

exclusive property of the Party conducting such study. No person or entity, including the other Party, shall have any right, title or interest therein. However, all completed Pediatric Studies, Phase IIIB, Phase IIIB2, Phase IV studies and Post Approval Commitments shall be included free of charge as supportive in subsequent Drug Approval Applications for the Product. With respect to any Pediatric Study, Phase IIIB, Phase IIIB2 and Phase IV study or Post Approval Commitment conducted by a Party alone, if a Regulatory Authority requests access to or review of data or reports owned by that Party, that Party shall provide to the other Party free of charge such data solely for the purpose of satisfying the request of the Regulatory Authority. Notwithstanding the foregoing, adverse event reporting shall apply to any Core Pediatric Program, Phase IIIB, Phase IIIB2 and Phase IV studies, and Post Approval Commitment. Notwithstanding the foregoing, with respect to the clinical trial KF 5503/68 Part I, the following shall apply:

[***]

(vi)                              The non-sponsoring party may elect to engage in such study and share the costs up to the date of the first patient enrollment in a clinical study or in the case of other nonclinical studies, the date on which data is first collected in the study without additional costs. Thereafter, the other Party may use data or know-how arising out of any such study either as a submission to a Regulatory Authority for an extension of the label of the Product (other than solely as requested by a Regulatory Authority) or to support any Commercialization or Promotional activities with respect to any Product for such purposes only if that Party pays to the sponsoring Party an amount equal to [***], unless otherwise agreed to. However, the Parties agree that data or know-how arising out of such study may be used by the other Party free of charge, only and to the extent it is in response to an unsolicited request as reasonably evidenced.

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

With regard to Grünenthal Territory other than the EU, Grünenthal shall bear all costs in connection with Phase IIIB, IIIB2, Phase IV Studies, Core Pediatric Program and Post Approval Commitment.

With regard to Grünenthal Territory other than the EU, the Parties shall obtain the data and know-how of Phase IIIB, Phase IIIB2 and Phase IV Studies and Post Approval Commitments free of charge.

11.6                       INDs and Drug Approval Applications.

(a)                                 With regard to OMP Territory Grünenthal shall transmit and has transmitted the FDA Form 1571 and attachment for section 13 (Exhibit 11.6 (a), 1) and a letter to the FDA (Exhibit 11.6 (a), 2) stating that Grünenthal transfers and assigns IND 61,345 to J&J PRD. Consequently J&J PRD as of the date of the letter will become the official and responsible sponsor of IND 61,345.

Simultaneously with the above mentioned letters of Grünenthal J&J PRD shall send and has sent a letter to the FDA (addressed to the Division Director) (Exhibit 11.6 (a), 3) with copies of said letter to Grünenthal GmbH and Grünenthal USA, Inc. confirming that Grünenthal GmbH has agreed to transfer IND 61,345 to J&J PRD and that J&J PRD accepts this transfer along with acknowledging full responsibility for the maintenance of said IND as prescribed under CFR 21 section 312 except as defined in section 13 of the respective Form 1571. Such letter shall also contain the statement that J&J PRD grants to Grünenthal GmbH and/or its US Affiliate, Grünenthal Inc., [***], the right of reference to IND 61,345 and the statement that Grünenthal maintains safety responsibility as defined in section 13 of the respective Form 1571. In addition this letter shall be accompanied by an executed FDA Form 1571 signed by J&J PRD which assigns J&J PRD as sponsor.

OMP shall take any and all necessary steps to comply with the documents referred to in this Section 11.6 (a) to FDA granting Grünenthal and/or its US Affiliate a right of reference to IND 61,345 with respect to any INDs, Drug Approval Applications, and Regulatory Approvals with regard to Products. In

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

no event, Grünenthal shall take any action relating to the Product if a negative effect on the safety, efficacy or the commercial potential of the Product can be reasonably anticipated. OMP may revoke the right of reference to IND 61,345 only in case of the entire termination of this Agreement pursuant to Section 15.2(b) (termination by OMP for breach) or 15.3.

(b)                                 Consistent with the then effective RAP Plan in regard to timing, content and scope of INDs and Drug Approval Applications and Regulatory Approvals, OMP shall be responsible for obtaining and filing

(i)                                     further submissions to the referenced transferred IND with regard to OMP Territory, including, but not withstanding, Drug Approval Applications (NDAs) and any and all manners of the seeking of Regulatory Approval(s) for the Product(s) in the OMP Territory, provided, however, no such IND Submission, Drug Approval Application and/or Regulatory Approval may be filed or sought unless they are part of the RAP Plan. OMP shall bear the respective registration fees and all electronic document processing costs.

Grünenthal shall be responsible for obtaining and filing INDs and Drug Approval Applications and seeking Regulatory Approvals for the Product in the Grünenthal Territory and shall bear the respective registration fees and all electronic document processing costs.

Prior to submitting any IND or Drug Approval Application, the Parties shall consult and coordinate in preparing such filings and in reviewing and determining the content and scope thereof. Each Party shall have the right to review and comment (prior to filing with a Regulatory Authority) on all INDs, Drug Approval Applications or Regulatory Approvals in the OMP Territory and EU of the other Party in accordance with specific timelines or other arrangements agreed upon by the SC, and each Party’s comments will be given all due consideration. The same shall apply for all changes (except for immaterial changes) or amendments of INDs, Drug Approval Applications and Regulatory Approvals and request of a Party to the other Party to amend

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

existing INDs. If requested by either Party in writing the INDs and/or applications for a Drug Approval Application and/or application for a Regulatory Approval for Products developed in accordance with RAP Plan 1.63 and/or Products developed in accordance with RAP Plan 1.63.1 shall be split in order to pursue separately with regard to such Products. Grünenthal shall own all INDs, Drug Approval Applications, and Regulatory Approvals for Product in the Grünenthal Territory and OMP shall own all INDs, Drug Approval Applications, and Regulatory Approvals in the OMP Territory, provided, however, such INDs, Drug Approval Applications and Regulatory Approvals are part of the RAP Plan. Each Party shall provide copies of all regulatory documents to the other Party for the United States and the EU, including a copy of any Regulatory Approval of the Product in the United States and the EU, to be used for registration purposes by Grünenthal in the Grünenthal Territory or OMP in the OMP Territory. A centralized electronic repository shall be created and maintained by Grünenthal containing all data generated by the Parties relating to Products in a format to be agreed upon and which is compatible to both Parties’ systems. When requested in writing the Parties shall discuss the transfer of safety responsibility.

(c)                                  OMP shall use the INDs, Drug Approval Applications and Regulatory Approvals only

(i)                                     consistent with the then effective RAP Plan in regard to timing, content and scope,

(ii)                                  consistent with the Agreement.

Except as permitted in Sections 11.5 and 11.6, OMP shall not use such INDs or any drug Approval Application or Regulatory Approval as the basis for, or refer to them in any IND other than the referenced transferred IND, any Approval Applications or Regulatory Approvals that are not part of the RAP Plan, nor permit any third party to do so, and OMP shall not use the data in said INDs, Drug Approval Application or Regulatory Application as part of

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

another or other INDs, Drug Approval Applications or Regulatory Approvals that are not part of the RAP Plan, nor permit any third party to do so.

(d)                                 Each Party shall be responsible for and comply with all legal requirements in connection with the holding of INDs including but not limited to reporting responsibilities and annual updates.

(e)                                  The Parties shall to the extent allowable by law have the right to participate in all meetings and/or telephone conversations with Regulatory Authorities in the OMP Territory and EU and the Parties shall inform each other in due time thereof in advance giving the other party all details necessary. The number of participants and the role of the participants shall be decided by each Party under due consideration of the other Party’s concern, if any, and under due consideration of the issues discussed in the meeting and/or telephone conference. All contacts including face-to-face meetings and telephone conversations with the Regulatory Authorities in the OMP Territory and the EU in which the other Party does not participate shall be summarized in writing and transmitted immediately to the other Party and in no case later than within [***] after such contact has taken place.

(f)                                   As applicable and where possible in due time in advance and during the entire Term of this Agreement, each Party, for their respective Territory, shall notify each other of the existence of any material data which have to be reported to the respective Regulatory Authorities in the OMP Territory or the EU, any material documents or reports which have to be filed with the FDA or any other Regulatory Authority in the EU under this Agreement or material communication with such Regulatory Authority. If not possible in due time in advance the Parties shall inform each other at the latest within [***] of such filing or communication and, upon request, shall provide a copy of such document(s) to the other Party.

(g)                                  Except as mentioned in the preceding paragraph and with the exception of immaterial communications any and all other planned communications of the Parties with the Regulatory Authorities in the OMP Territory and the EU, oral

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

or in writing, must be discussed with the other Party, prior to any actual contact with such Regulatory Authority. All drafts of material communication(s) with the Regulatory Authority in the OMP Territory and the EU shall be transmitted in a timely manner in order to give the other party the opportunity to comment such communication(s).

(h)                                 In case of any disagreement between the Parties on planned communications as mentioned above the Parties shall refer the issue to the SC and the SC shall become responsible for deciding such issues. If the members of the SC cannot reach in its meeting an unanimous decision with respect to the communications the dispute resolution of Section 10.1 (e) and 10.2 shall apply.

(i)                                     On request of Grünenthal OMP shall promptly conduct all steps necessary in order to have the concerned IND transferred back to Grünenthal in the respective Territory in case OMP has decided to discontinue activities in the respective Territory with respect to Product development in accordance with RAP Plan 1.63 or the overall activities allocated to OMP in the RAP Plan or OMP intends to withdraw the concerned IND.

(j)                                    Other than with respect to transfers of any or all of the following to Grünenthal upon the termination of this Agreement as provided in this Agreement, at no time during the Term of this Agreement or after expiration of this Agreement, and other than to designated Affiliates, shall OMP transfer title or otherwise attempt in any manner to dispose of any such INDs, Drug Approval Applications or Regulatory Approvals for Products in the OMP Territory and OMP shall maintain any and all such INDs, Drug Approval Applications and Regulatory Approvals.

11.7                       Regulatory Meetings and Communications.

(a)                                 Within [***], the RSC has met and agreed upon processes and procedures for sharing information needed to support each Party’s respective regulatory

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

responsibilities, including without limitation, a global safety database relating to Product.

(b)                                 Immediately after confirmation of any meetings with Regulatory Authorities in OMP Territory or the EU, each Party shall notify the other Party of such meeting and both Parties shall have the right to attend any such meetings with Regulatory Authorities set up by the other Party to ensure that the Product is consistently Prepared for Regulatory Approval. The Parties shall cooperate in good faith with respect to the conduct of any inspections by any Regulatory Authority of a Party’s or contractor’s site and facilities, and each Party shall at a minimum be given the opportunity to attend the summary, or wrap up, meeting with a Regulatory Authority at the conclusion of such site inspection. If such attendance would result in the disclosure to the other Party of confidential information or trade secrets unrelated to the subject matter of this Agreement, the Parties shall enter into a confidentiality agreement covering the unrelated subject matter. To the extent either Party receives written or material oral communication from the FDA or any other Regulatory Authority in the EU relating to any activities subject to this Agreement, the Party receiving such communication shall notify the other Party and provide a copy of any written communication as soon as reasonably practicable and in no case later than three (3) business days thereafter.

(c)                                  Adverse Event Reporting. Notwithstanding anything herein to the contrary, the Parties shall handle adverse events reporting relating to Products as set forth in Exhibit 11.7(c). Further, the Parties agree and acknowledge that OMP may provide information specifically related to OMP Technology, which it obtains under this Section 11.7 to OMP’s other clients developing and/or marketing other products using OMP Technology.

11.8                       Territory Specific RAP Costs.

(a)                                 Any cost or expense incurred or to be incurred by Grünenthal as a result of regulatory approval preparation activities, to obtain Regulatory Approval outside the OMP Territory and the EU or a territory otherwise included by

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

mutual agreement in the current version of the RAP Plan (“Territory Specific RAP”), shall not be shared under this Agreement.

(b)                                 All Territory Specific RAP must be communicated from Grünenthal to OMP prior to conducting any RAP activities regardless of whether such Territory Specific RAP is included as a RAP Cost under Section 6.2. Grünenthal shall take any comments of OMP into consideration. All Information including, but not limited to, data and clinical reports arising out of any Territory Specific RAP, including, without limitation, any clinical trial, submitted to the Parties pursuant to this Section 11.8, shall be the sole and exclusive property of Grünenthal and no person or entity, including OMP, shall have any right, title or interest therein. However, OMP shall have free of charge full use of all such Information for the Product including but not limited to using such Information as a submission for indication or extension to a Regulatory Authority or to support any Commercialization or Promotion activities with respect to any Product. All such Information relating to Product shall be included in the centralized electronic repository set up by the Parties for use by either Party for the fulfillment of regulatory submissions or legal obligations. However, if, with respect to any activities by OMP, a Regulatory Authority requests access to or review of data or reports owned by Grünenthal, Grünenthal shall provide OMP with such data to comply with the request of the Regulatory Authority under such conditions as will protect its legitimate ownership rights. Notwithstanding the foregoing, adverse event reporting shall apply to any Territory Specific RAP.

11.9                       Transfer of Materials. During the Term hereunder, the Parties anticipate that each Party will transfer certain of its proprietary materials to the other Party. Each Party agrees that it will use such materials of the other Party only for the purposes of this Agreement, hereunder, and will not transfer such materials to any Third Party without the consent of the other Party except with respect to Grünenthal’s Affiliates and licensees and to OMP´s Affiliates engaged in RAP that need to obtain the proprietary material for the fulfillment of this Agreement. Ownership of proprietary materials made or assembled by a Party

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

or a Third Party during and in furtherance of this Agreement, shall be determined in accordance with Article 7. Each Party shall have the right to transfer such material to Third Parties under the form of a material transfer agreement agreed upon by the Parties. All transfers of materials pursuant to this Agreement may be charged to the common account as a RAP Cost of the Party transferring such material.

11.10                Compliance with GLP/GCP/GMP. All of the RAP activities, including all tasks specified by the RAP Plan and its associated work plans, shall, in accordance with timelines set forth therein, and shall be done in accordance with GLP, GMP and GCP, as applicable. Each Party is prepared, at its sole discretion, to assist the other Party with regard to GLP, GCP and GMP compliance. With respect to any facility or site at which a Party conducts RAP pursuant to this Agreement, including, where commercially reasonable and within the control of the other Party, Third Party facilities or sites, each Party shall have the right, at its expense, upon reasonable written notice and during normal business hours, to inspect such site and facility and any records relating thereto as is reasonably necessary to verify the other Party’s compliance with the terms of this Agreement relating to GLP, GCP and GMP. Such inspection shall be subject to the confidentiality provisions of this Agreement. Each Party agrees, to the extent possible, to include in any contract or other written arrangement with a Third Party relating to such facilities and sites a clause permitting the other Party to exercise its rights under this Section 11.10.

11.11                Failure to perform Duties of RAP Plan. In the event that a Party fails to carry out any of its duties or responsibilities under the RAP Plan, due to reasons within the control of such Party, and such failure shall have continued for [***] after written notice thereof was provided to such failing Party, then the non-failing Party may assume control of the disrupted part of the RAP of Product in the OMP-Territory or EU, as applicable, except for filing of any Drug Approval Applications which shall remain the failing Party’s responsibility. The failing Party shall continue to be responsible for its Proportionate Share of the RAP Costs for RAP being conducted by the non-failing Party, along with an

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

[***] of such RAP Costs of the activities of which the non-failing Party has assumed control, as compensation to the non-failing Party for the disruption to the RAP Plan caused by the failing Party. If the non-failing Party has not assumed control over the disrupted part of the RAP of Product and the failure to carry out the duties or responsibilities of the failing Party has continued for [***] after receipt of the above mentioned written notice this failure shall be considered a material breach in accordance with Section 15.2. Such breach may entitle the non-breaching Party to terminate immediately at the end of such [***] period without notice period. If such breach relates to an OMP Territory such right to terminate shall only apply to the OMP Territory, as applicable.

11.12                Combination Products and Products based on Improvements. If it is the intention to jointly develop a Combination Product or Products based on Improvements, the Parties shall cooperate in essentially the same manner as for Product, containing CG-5503 as the sole active pharmaceutical ingredient under this Agreement so that Combination Products and Products based on Improvements can be promptly registered in each Party’s Territory. The Parties will discuss in good faith if and how to achieve this goal. If the Parties’ cannot agree, the Party conducting such development alone, shall bear all costs related to such development and all Information including, but not limited to, data and clinical reports arising out of such development, including, without limitation, any clinical trial, shall be the sole and exclusive property of the Party conducting such development and no person or entity, including the other Party, shall have any right, title or interest therein. The non-sponsoring Party shall have the option to use data or know-how arising out of any such development as a submission to a Regulatory Authority only if that Party pays to the sponsoring Party an amount equal to [***], unless otherwise agreed to by the Parties.

ARTICLE 12                    ADF FORMULATION

12.1                       Decision of an abuse deterrent form (“ADF”) Formulation.

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

(a)                                 The Parties anticipate that the Product will initially be Commercialized using a Grünenthal formulation currently being used in clinical trials. However, in the event that the filing of a Drug Approval Application in the OMP Territory for the ADF Formulation, (which has been selected according to Section 12.1(b)), would not delay the filing of a Drug Approval Application for the Grünenthal formulation currently used in clinical trials by more than six (6) months, then OMP may file its Drug Approval Application for the selected ADF Formulation.

(b)                                 At present, Grünenthal is working on its own ADF Formulations of the Product and is considering further suitable technologies of abuse deterrent formulations. OMP is considering an OMP-ADF-Formulation incorporating OMP Technology. It is the aim of the Parties to agree, as soon as all relevant data regarding the decision criteria described below are available, on one worldwide ADF Formulation for Commercialization. In advance of agreeing upon a worldwide ADF Formulation, each Party shall, independently of the other Party and objectively, evaluate its own ADF Formulation regarding all main decision criteria. The main decision criteria are:

(i)                                     abuse deterrence potential of various administration routes,

(ii)                                  feasibility of bio-equivalence to the current formulation (non ADF),

(iii)                               development costs,

(iv)                              costs of goods,

(v)                                 scope of patent protection,

(vi)                              development time,

(vii)                           regulatory aspects,

(viii)                        legal aspects,

(ix)                              improvement of overall activity profile.

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

Thereafter, the Parties shall exchange simultaneously the results of the above mentioned evaluation in written form and shall discuss the merits of each ADF Formulation.

12.2                       Development of ADF Formulation.

(a)                                 The Parties have agreed to jointly develop and use the Grünenthal-ADF-Formulation but if the Parties would agree later jointly to use the OMP-ADF-Formulation worldwide,

(i)                                     OMP shall be responsible for all CM&C activities related to the OMP-ADF-Formulation on a worldwide basis. The RAP Plan will be modified, the Parties shall be responsible for its RAP. The RAP Costs incurred after such decision will be shared equally by the Parties. Such RAP will be considered as OOP which will be shared equally by the Parties. The responsibility for the manufacture and supply of the OMP-ADF-Formulation in the Grünenthal Territory shall be based solely upon Grünenthal’s exercise of its option in accordance with Section 12.2(a)(v)(a).

(ii)                                  Licenses for Commercialization. OMP hereby grants to Grünenthal and its Affiliates an exclusive (even as to OMP), paid-up license, within the Field under the OMP ADF-Formulation Patents, Independent ADF Formulation Improvement Patents Controlled by OMP and OMP Know-How, to Commercialize Products within the Grünenthal Territory. The license to Commercialize Products based on any OMP ADF-Formulation Patent is subject to a mutual agreement under Section 12.1(b) to develop the OMP ADF-Formulation. Grünenthal shall not have any right to sell, offer for sale, distribute and have sold Product under the OMP ADF-Formulation Patents and OMP Know-How for any indication outside the Field.

(iii)                               Licenses for Production. OMP hereby grants to Grünenthal and its Affiliates a non-exclusive, paid-up license, within the Field under the

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

OMP ADF-Formulation Patents, Independent ADF Formulation Improvement Patents Controlled by OMP and OMP Know-How, to make Products worldwide solely for the purpose to Commercialize Products within the Grünenthal Territory. The license to make Products based on OMP ADF-Formulation Patents is subject to a mutual agreement under Section 12.1(b) to develop the OMP-ADF-Formulation and Grünenthal’s election under Section 12.2(a)(v)(a) to manufacture the OMP ADF-Formulation.

(iv)                             License for RAP. OMP hereby grants to Grünenthal and its Affiliates a non-exclusive, paid up worldwide license, within the Field, under the OMP ADF-Formulation Patents, Independent ADF Formulation Improvement Patents Controlled by OMP and OMP Know-How for use in carrying out RAP of the Product. The license to carrying out RAP of the Product based on OMP-ADF-Formulation Patents is subject to a mutual agreement under Section 12.1(b) to develop the OMP ADF-Formulation.

(v)                                 Manufacturing of OMP-ADF-Formulation. In the event that both OMP and Grünenthal elect to Commercialize Product using the OMP-ADF-Formulation, Grünenthal shall have the option to:

(a)                                 install a manufacturing equipment train for the OMP-ADF-Formulation in a Grünenthal facility or a facility of a Grünenthal Affiliate for use exclusively for manufacturing Product and/or Combination Product. OMP shall use and shall cause any applicable Third Party (in as far as OMP is able to achieve such rights) to support Grünenthal in the installment of such manufacturing equipment train and the provision of Grünenthal with the necessary technical training assistance. Such support shall be charged to Grünenthal on a transparent, standard allocated cost basis, or

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

(b)                                 have OMP manufacture Product with the OMP-ADF-Formulation for Grünenthal at an OMP, OMP Affiliate, or licensor of OMP-ADF-Formulation facility in the EU, if available. Such supply shall be at OMP`s Fully Allocated Manufacturing Cost, without any internal mark-ups. In the case OMP has terminated the Agreement, OMP will supply Product to Grünenthal at OMP´s Fully Allocated Manufacturing Cost. Additionally, in case of such supply by OMP a royalty of [***] on Net Sales shall be paid by Grünenthal until the last to expire of any OMP-ADF-Formulation Patent which claims the Product. In the event that OMP manufactures Product for Grünenthal, then Grünenthal shall have the right to have a limited number of employees present to oversee such manufacturing work, to inspect OMP´s manufacturing facility, review OMP´s standard operating procedures for manufacturing and inspect related records, upon reasonable notice, during normal business hours, under appropriate conditions of confidentiality. Notwithstanding anything to the contrary in this Agreement, in the event that OMP supplies Product to Grünenthal hereunder, such supply shall be pursuant to the terms of a mutually acceptable supply agreement to be entered into between the Parties, which agreement shall contain reasonable, industry-standard terms. OMP and Grünenthal shall negotiate in good faith a supply agreement on reasonable terms and conditions.

For the purpose of this Section 12.2(a)(v), OMP shall include its Affiliates.

(vi)                              The Party carrying out RAP of the selected ADF Formulation shall regularly exchange information as set forth, but not limited to, timelines, technology, allocated capacity, dissolution profiles, PK etc., regarding the ADF Formulation and its RAP.

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

(b)                                 The Parties have agreed jointly on July 23, 2004 to jointly develop and use the Grünenthal-ADF-Formulation in the Grünenthal Territory and OMP Territory. With regard to the above mentioned decision of the Parties the following shall apply:

(i)                                     Grünenthal shall be responsible for all CM&C activities related to the supply of Grünenthal-ADF-Formulation for the Grünenthal Territory.  OMP shall be responsible for all CM&C activities related to the supply of Grünenthal-ADF Formulation for the OMP Territory.  The RAP Plan will be modified and the Parties shall be responsible for its RAP on a Grünenthal Territory and OMP Territory-wide basis. The RAP Costs incurred after such decision will be shared equally by the Parties for the OMP Territory and Grünenthal Territory. Each Party shall be responsible for manufacture and supply of the Grünenthal-ADF-Formulation in its Territory. Such RAP for OMP Territory and Grünenthal Territory will be considered an OOP which will be shared equally by the Parties.

(ii)                                  Licenses for Commercialization. Grünenthal hereby grants to OMP and its Affiliates an exclusive (even as to Grünenthal), paid-up license, within the Field under the Grünenthal ADF-Formulation Patents and Independent ADF Formulation Improvement Patents Controlled by Grünenthal to Commercialize Products within the OMP Territory. OMP shall not have any right to Commercialize Product under the Grünenthal ADF-Formulation Patents for any indication outside the Field. OMP shall not have any right to commercialize Product under the Grünenthal-ADF-Formulation Patents outside OMP Territory.

(iii)                               Licenses for Production. Grünenthal hereby grants to OMP and its Affiliates a non-exclusive, paid-up license, within the Field under the Grünenthal ADF-Formulation Patents, and Independent ADF Formulation Improvement Patents Controlled by Grünenthal; to make Products worldwide for the purpose to Commercialize Products within

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

the OMP Territory under the Commercial Supply Manufacturing License.

(iv)                              License for RAP. Grünenthal hereby grants to OMP and its Affiliates a non-exclusive, paid up worldwide license, within the Field, under the Grünenthal ADF-Formulation Patents and Independent ADF Formulation Improvement Patents Controlled by Grünenthal for use in carrying out RAP of the Product.

(v)                                 Information Exchange. The Party carrying out RAP of the selected ADF Formulation shall regularly exchange information as set forth, but not limited to, timelines, technology, allocated capacity, dissolution profiles, PK etc., regarding the ADF Formulation and its RAP.

(c)                                  If the Parties have not agreed to jointly use one ADF Formulation worldwide, both Parties shall have the right to develop their own ADF Formulation and there shall be no dispute resolution mechanism available under Section 10.1(e) and 10.2 relating to selection of the ADF Formulation. If Grünenthal elects not to use the OMP-ADF-Formulation, then Grünenthal shall not be responsible for any development costs associated with the development thereof and vice versa. In such case, the development of different ADF Formulations for the respective Territories should in no case delay the joint Core RAP Program, other than as allowed in Section 12.1(a). Any Party has the right at any time to use the ADF Formulation of the other Party by equally sharing the development costs thereof incurred after the decision not to jointly use one ADF Formulation worldwide, and for future development costs by [***].

12.3              Miscellaneous

(a)                                 The Parties are aware that the ADF Formulation applies only for Products developed in accordance with RAP Plan 1.63.

(b)                                 It is the intention of the Parties to develop a 1.63.1 ADF. Each Party shall inform the other Party of its 1.63.1 ADF in accordance with Section 12.1(b).

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

(c)                                  OMP hereby grants Grünenthal and its Affiliates an exclusive (even as to OMP) license within the Field under OMP 1.63.1 Patents and OMP Know How, to Commercialize Products within the Grünenthal Territory; a non exclusive license within the Field under the OMP 1.63.1 Patents and OMP Know How, to make Products worldwide solely for the purpose to Commercialize Products within the Grünenthal Territory; a non exclusive license within the Field under the OMP 1.63.1 Patents and OMP Know How for use in carrying out RAP of the Product in Grünenthal Territory, the terms and conditions of which shall be negotiated in good faith by the Parties.

(d)                                 Grünenthal hereby grants to OMP and its Affiliates an exclusive (even as to Grünenthal) license within the Field under the Grünenthal 1.63.1 Patents and Grünenthal Know How to Commercialize Products within the OMP Territory; a non exclusive license within the Field under the Grünenthal 1.63.1 Patents and Grünenthal Know How, to make Products worldwide solely for the purpose to Commercialize Products within the OMP Territory; a non exclusive license within the Field under the Grünenthal 1.63.1 Patents and Grünenthal Know How for use in carrying out RAP of the Product in OMP Territory, the terms and conditions of which shall be negotiated in good faith by the Parties.

(e)                                  If the Parties are developing a 1.63.1 ADF in parallel the decision making process of Section 12.1(b) shall apply.

(f)                                   If a Party has a 1.63.1 ADF developed by a third party the Party engaging the third party shall obtain a worldwide license on such 1.63.1 ADF with the right to sublicense this 1.63.1 ADF to the other Party to this Agreement for use in its Territory at the same conditions as the engaging Party unless otherwise agreed by the Parties.

(g)                                  If the Parties cannot agree on a worldwide 1.63.1 ADF and consequently OMP uses its own 1.63.1 ADF the COGS Cap as per Section 6.7 shall not apply.

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

12.4                       Licenses for Independent ADF Formulation Improvement Patents controlled by OMP and Grünenthal ADF Formulation Patents

(a)                                 OMP grants to Grünenthal a worldwide non-exclusive, paid up license under any Independent ADF Formulation Improvement Patent Controlled by OMP for any product made, used or sold by Grünenthal and/or its Affiliates which product would be covered by at least one claim issued from at least one of the following US Patent Applications Publ. No. [***].

(b)                                 Grünenthal grants to OMP a worldwide non-exclusive, paid-up license under any Grünenthal ADF Formulation Patent Controlled by Grünenthal for any product other than the Product made, used or sold by OMP and/or its Affiliates provided such product would not be covered by any claims issued from the following US Patent Applications Publ. No. [***].

(c)                                  The licenses granted to Grünenthal and OMP respectively pursuant to Section 12.4 (a) and (b) include the right to sublicense to Affiliates or to licensees of Grünenthal and OMP respectively.

ARTICLE 13                    INDEMNIFICATION

13.1                       Indemnification. Each Party (the “Indemnifying Party”) shall be solely and completely responsible and liable for, and shall indemnify, defend and hold the other Party (the “Indemnified Party”) harmless from and against, any and all claims (whether made by a Third Party or the Indemnified Party), losses, damages, liabilities, settlements, penalties, fines, costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses), but expressly excluding consequential, special and punitive damages (unless paid to a Third Party as part of a Third Party claim) and lost profits (collectively, the “Losses”), arising out of:

(a)                                 the conduct of the research and development program other than clinical trials contemplated herein in the Indemnifying Party’s Territory;

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

(b)                                 the conduct of clinical trials by the Indemnifying Party acting as Responsible Party for Clinical Trials, no matter in which Territory such clinical trials take place;

(c)                                  the manufacture, use, handling, storage, sale, distribution or other disposition of Products (including clinical trial samples) by or on behalf of the Indemnifying Party; except, in the case of clauses (a), (b) and (c) above, to the extent that such Losses do not also result from the willful misconduct or gross negligence of the Indemnified Party.

13.2                       Indemnification Procedures.

(a)                                 In the event that either Party receives notice of a claim with respect to a Product in the Territory, such Party shall inform the other Party as soon as reasonably practicable. The Parties shall confer how to respond to the claim and how to handle the claim in an efficient manner.

(b)                                 In the event that a Party is seeking indemnification under Section 13.1, it shall inform the indemnifying Party of a claim as soon as reasonably practicable after it receives notice of the claim, [***].

13.3                       Insurance. Beginning on the date that the first Product is first administered in a human clinical trial in any country in the Territory, each Grünenthal and OMP shall each have and maintain, each at its own cost, the following insurances:

(a)                                 Commercial General Liability, and Product Liability (maintained for a period of at least [***]) providing at a minimum, insurance coverage for bodily injury, property damage and liability with respect to the contractual indemnification provisions provided under this Agreement). The policy shall have a limit of no less than [***], and

(b)                                 Foreign Local Coverage: Where required by law, the Party acting as Responsible Party for Clinical Trials of the clinical trial in such country of the

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

Territory shall obtain foreign local coverages in an amount that, at a minimum, satisfies the legal requirements of that jurisdiction.

(c)                                  Policy Conditions: All policies under (a), (b) and (c) above shall provide that coverage under such policy shall not be suspended, voided, canceled, non-renewed, reduced in scope or the above mentioned limits, except after at least [***] written notice has been given to the other Party.  In addition, each Party shall provide to the other Party a copy of the certificate(s) of insurance for each policy procured and maintained pursuant to Sections 13.3(a) through (c) above.

In no event shall a Party’s failure to request or obtain any such certificate of insurance from the other Party serve to waive that Party’s right to insist upon full compliance with the other Party’s insurance procurement and maintenance obligations pursuant to this Section 13.3.

The provisions of Section 13.3 shall apply accordingly in case of Commercialization of Products; provided, however, that in case of Section 13.3(b) the Party which is required by the laws of the respective jurisdiction is responsible to provide such local coverage.

ARTICLE 14                    [Reserved]

ARTICLE 15                    TERM AND TERMINATION

15.1                       Term.

(a)                                 This Agreement commenced on the Effective Date and shall remain in effect until the expiration, on a country-by-country basis, of OMP’s or Grünenthal´s obligation to pay current royalties for the last Commercialized Product or future Products under development, unless earlier terminated as provided in this Article 15 (“Term”).

Thereafter, subject to the remainder of Article 15, OMP shall have a fully paid up, non-exclusive license to make, use and sell Product under the Grünenthal Patents claiming the Commercialized Products, its use, or the manufacture

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

thereof in the OMP Territory. Rights under all other Grünenthal Patents (the “Other Rights”) shall revert to Grünenthal except as provided in Section 15.1(b), and OMP shall promptly transfer to Grünenthal all Drug Approval Application and Regulatory Approvals including all clinical data associated therewith if and when OMP is no longer selling any Product hereunder. Grünenthal shall be free to Prepare Regulatory Approval of and Commercialize Product without any limitations; provided, however, that if Grünenthal desires to continue to Prepare Regulatory Approval of or Commercialize the Product utilizing the OMP-ADF-Formulation (provided the Parties had already agreed to jointly use the OMP-ADF-Formulation pursuant to Section 12.1(b)) the licenses and option or rights with regard to manufacture and supply, as set forth in Section 12.2, shall survive.

(b)                                 In case of an ongoing development of Product by OMP and provided such development is conducted using [***] Efforts, the Agreement shall not expire, and the Other Rights shall not revert to Grünenthal until OMP´s obligation to pay royalties for the last Product (which may be the Product in development) have ended, unless earlier terminated as provided in this Article 15. For purposes of this Article 15, the term “OMP” shall include each Affiliate or assignee of any rights or obligations of OMP and/or each Affiliate referenced herein.

Upon the expiration of the Agreement, in the event that there is no Product in development hereunder by OMP and no royalties being paid hereunder on any Product being sold by OMP, all rights to Grünenthal Patents shall revert to Grünenthal, except those Grünenthal Patents in which an OMP employee or agent is a joint inventor. In connection with such Grünenthal Patents, OMP shall retain a worldwide, non-exclusive license outside the Field.

OMP Patents shall be retained by OMP except that OMP shall grant to Grünenthal a worldwide exclusive license to Commercialize Product provided Grünenthal is developing or Commercializing Product. Such license shall be royalty bearing at a rate of [***] Net Sales of Product in OMP Territory.

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

15.2                       Termination For Breach.

(a)                                 Either Party may terminate this entire Agreement or this Agreement partly with regard to Products developed in accordance with the RAP Plan 1.63.1 in the event the other Party shall have materially breached or defaulted in the performance of any of its material obligations hereunder with regard to the OMP Territory, and such default shall have continued for [***] after written notice thereof was provided to the breaching Party by the non-breaching Party. Any termination shall become effective at the end of such [***] period unless the breaching Party (or any other party on its behalf) has cured any such breach or default prior to the expiration of the [***] period.

A termination only with regard to Products developed in accordance with RAP Plan 1.63 is excluded.

(b)                                 In the event of termination of this Agreement by OMP, in its entirety or partly with regard to Product developed in accordance with RAP Plan 1.63.1 pursuant to this Section 15.2, the licenses and rights granted to OMP in Article 2 and 12 (if the Parties have previously agreed to jointly develop the Grünenthal-ADF-Formulation) and all obligations of OMP related to such license as set forth in Articles 6 and 7 and all relevant definitions in Article 1 shall survive termination. In addition, if such termination occurs during RAP, then OMP may assume control of all RAP activities of the Product(s) terminated that are relevant or necessary to the filing of any Drug Approval Applications in the OMP Territory and Grünenthal shall provide OMP with all necessary assistance and documentation for OMP to carry out such RAP activities.

(c)                                  In the event of termination of this Agreement by Grünenthal in its entirety or partly with regard to Product developed in accordance with RAP Plan 1.63.1 pursuant to this Section 15.2, the licenses and rights granted to Grünenthal in Articles 2 and 12 (if the Parties have previously agreed to jointly develop the OMP-ADF-Formulation) and all obligations of Grünenthal related to such license as set forth in Articles 6 and 7 and all relevant definitions in Article 1 shall survive termination. All rights granted by Grünenthal related to

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

Product(s) terminated shall revert to Grünenthal and OMP shall promptly transfer to Grünenthal all INDs, Drug Approval Application and Regulatory Approvals including all clinical data associated therewith in case of entire termination of this Agreement or the respective INDs (if IND relates solely to Product terminated), Drug Approval Applications and Regulatory Approvals including all clinical data associated therewith in case of partly termination. Grünenthal shall not be free to Prepare Regulatory Approval of or Commercialize Product in OMP Territory until this Agreement is terminated with regard to the OMP Territory.

Grünenthal shall be free to prepare Regulatory Approval of and Commercialize Product in OMP Territory without any limitations upon termination of this Agreement in its entirety.

15.3                       Termination For Bankruptcy. Notwithstanding Section 18.19, either Party hereto shall have the right to terminate this entire Agreement or this Agreement partly with regard to Products developed in accordance with the RAP Plan 1.63.1 (excluding termination only with regard to Products developed in accordance with the RAP Plan 1.63) forthwith by written notice to the other Party

(a)                                 if the other Party is declared insolvent or bankrupt by a court of competent jurisdiction,

(b)                                 if a voluntary or involuntary petition in bankruptcy is filed in any court of competent jurisdiction against the other Party and such petition is not dismissed within [***] after filing, or

(c)                                  if the other Party shall make or execute an assignment of substantially all of its assets for the benefit of creditors.

(d)                                 In the event of termination of this Agreement by OMP in its entirety or partly with regard to Product developed in accordance with RAP Plan 1.63.1, pursuant to this Section 15.3, the licenses and rights granted to OMP in Articles 2 and 12 (if the Parties have previously agreed to jointly develop the

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

Grünenthal-ADF-Formulation) and all obligations of OMP related to such license as set forth in Articles 6 and 7 and all relevant definitions in Article 1 shall survive termination. In addition, if such termination occurs during RAP, then OMP may assume control of all RAP activities of the Product(s) terminated that are relevant or necessary to the filing of any Drug Approval Applications in the OMP Territory and Grünenthal shall provide OMP with all necessary assistance and documentation for OMP to carry out such RAP activities.

(e)                                  In the event of termination of this Agreement by Grünenthal in its entirety or partly with regard to Product developed in accordance with RAP Plan 1.63.1, pursuant to this Section 15.3, the licenses and rights granted to Grünenthal in Article 2 and 12 (if the Parties have previously agreed to jointly develop the OMP-ADF-Formulation) and all obligations of Grünenthal related to such license as set forth in Articles 6 and 7 and all relevant definitions in Article 1 shall survive termination. All rights granted by Grünenthal related to Product(s) terminated shall revert to Grünenthal and OMP shall promptly transfer to Grünenthal all INDs, Drug Approval Application and Regulatory Approvals including all clinical data associated therewith in case of entire termination of this Agreement or the respective INDs (if IND relates solely to Product terminated), Drug Approval Applications and Regulatory Approvals including all clinical data associated therewith in case of partly termination. Grünenthal shall not be free to Prepare Regulatory Approval of or Commercialize Product in OMP Territory until this Agreement is terminated in its entirety.

15.4                       [Reserved]

15.5                       Termination After the Start of Phase III.

(a)                                 Either Party may terminate this Agreement

(i)                                     in its entirety, or

(ii)                                  partly for the OMP Territory with regard to Product

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

developed in accordance with RAP Plan 1.63.1

after start of Phase III of the Product(s) and prior to First Commercial Sale of that Product(s) in OMP Territory, upon [***] prior written notice. In case of such termination, the terminating Party shall still be responsible for its share of planned budgeted OOP during the [***] notice period.

The terminating Party shall also continue to provide [***] of its plan FTE resources for a period of [***] after the date of the notice of termination and thereafter [***] of its plan FTE resources for a further [***] after which time no further FTE`s shall be due for the [***].

(b)         (i)                                     If OMP terminates this Agreement under Section 15.5(a) in its entirety, the licenses and rights granted to Grünenthal in Article 2 and 12 (if the Parties have previously agreed to jointly develop the OMP-ADF-Formulation) and all obligations of Grünenthal related to such license as set forth in Articles 6 and 7 and all relevant definitions in Article 1 shall survive termination. All rights granted by Grünenthal shall revert to Grünenthal and OMP shall promptly transfer to Grünenthal all INDs, Drug Approval Application and Regulatory Approvals including all clinical data associated therewith. Grünenthal shall be free to Prepare Regulatory Approval of and Commercialize Product without any limitations.

(ii)                                  If OMP terminates this Agreement under Section 15.5(a) partly with regard to Products developed in accordance with the RAP Plan 1.63.1 the licenses and rights granted to Grünenthal in Article 2 and 12 (if the Parties have previously agreed to jointly develop the OMP-ADF-Formulation) and all obligations of Grünenthal related to such license as set forth in Articles 6 and 7 and all relevant definitions in Article 1 shall survive termination. All rights granted by Grünenthal shall pertaining to Products developed in accordance with RAP Plan 1.63.1 revert to Grünenthal and OMP shall promptly transfer to Grünenthal the respective INDs (if IND relates solely to terminated Product), Drug

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

Approval Applications and Regulatory Approvals including all clinical data associated therewith. Grünenthal shall not be free to Prepare Regulatory Approval of or Commercialize Product in OMP Territory until this Agreement is terminated in its entirety.

(c)                                  If Grünenthal terminates this entire Agreement under Section 15.5(a), but OMP decides to pursue the Regulatory Approval Preparation of Product, OMP shall obtain a worldwide exclusive license under Grünenthal Patents and Grünenthal Know-How to make, use and sell Product and the licenses granted to Grünenthal under Section 2.2(c)(ii) shall apply to OMP mutatis mutandis, at the following royalty rates:

(i)                                     In the OMP Territory, the Earned Royalty rates as recited in this Agreement shall apply; and

(ii)                                  For the rest of the world outside the OMP Territory:

•                                          at a royalty rate of [***] if Grünenthal terminates before [***] of total planned patients of Phase III have been recruited, or

•                                          at a royalty rate of [***], if Grünenthal terminates after [***] of total planned patients of Phase III have been recruited.

In the event OMP elects to Commercialize Product using ADF Formulation of Grünenthal, an additional royalty of [***] on Net Sales for the OMP Territory and [***] for the Grünenthal Territory shall be paid to Grünenthal.  If Grünenthal terminates this Agreement under Section 15.5(a) only with regard to Products developed in accordance with RAP Plan 1.63.1 and OMP decides to pursue the Regulatory Approval Preparation with regard to such Products, Grünenthal shall retain its rights with regard to the Grünenthal Territory and OMP shall not obtain the world-wide exclusive license referred to in Section 15.5(c) first paragraph above. In the event OMP elects to Commercialise such Products using Grünenthal-ADF-Formulation an additional royalty of [***] on Net Sales for the OMP Territory shall be paid to Grünenthal. In case OMP subsequently ceases the Regulatory Approval Preparation of the Product for

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

the OMP Territory this Agreement is automatically terminated in its entirety for the OMP Territory.

(d)                                 Termination during Commercialization.  OMP may terminate this Agreement

(i)                               in its entirety, or

(ii)                            partly for the OMP Territory with regard to Product developed in accordance with RAP Plan 1.63.1 during Commercialization upon [***] prior written notice.

If OMP terminates this Agreement under this Section 15.5(d), the licenses and rights granted to Grünenthal in Article 2 and 12 (if the Parties have previously agreed to jointly develop the OMP-ADF-Formulation) and all obligations of Grünenthal related to such license as set forth in Articles 6 and 7 and all relevant definitions in Article 1 shall survive termination. All rights granted by Grünenthal with respect to such Product terminated shall revert to Grünenthal and OMP shall promptly transfer to Grünenthal all INDs, Drug Approval Application and Regulatory Approvals including all clinical data associated therewith in case of entire termination of this Agreement or the respective INDs (if IND relates solely to terminated Product), Drug Approval Applications and Regulatory Approvals including all clinical data associated therewith in case of partly termination. Grünenthal shall have the option to request OMP to transfer all rights to such terminated Product back to Grünenthal at any time during the notice period upon [***] written notice. Grünenthal shall not be free to Prepare Regulatory Approval of or Commercialize Product in OMP Territory until this Agreement is terminated in its entirety. Grünenthal shall be free to Prepare Regulatory Approval of and Commercialize any Product without any limitations upon termination of this Agreement in its entirety.

15.6                      Termination By OMP.

(a)                                 OMP may terminate this Agreement, at any time, in its entirety upon 30 days prior written notice as a result of :

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

(i)                                     material data regarding the safety or efficacy of the Product which arise during the Regulatory Approval Preparation of the Product that convincingly indicate a materially and adversely different safety or efficacy profile as compared to the target profile of that Product as of the Combined Territories License Agreement Effective Date, or the effective date of the 2004 First Amendment, as applicable;

(ii)                                  there is a materially adverse regulatory development relating to the approvability in the United States of a Product compared to the registration requirements of that Product as of the Combined Territories License Agreement Effective Date, or the effective date of the 2004 First Amendment, as applicable.

OMP may terminate this Agreement on a Product by Product basis upon 30 days prior written notice only if

(i)                                     material data regarding the safety or efficacy of a Product which arise during the Regulatory Approval Preparation of the Product convincingly indicate a materially and adversely different safety or efficacy profile as compared to the target profile of that Product as of the Combined Territories License Agreement Effective Date, or the effective date of the 2004 First Amendment, as applicable;

(ii)                                  there is a materially adverse regulatory development relating to the approvability in the United States of a Product compared to the registration requirements of that Product as of the Combined Territories License Agreement Effective Date, or the effective date of the 2004 First Amendment, as applicable;

and such material data as referred to in (i) above or materially adverse regulatory development as referred to in (ii) above apply only to such Product terminated. In case such material data and material adverse regulatory development apply also to other Products OMP may terminate this Agreement only in its entirety.

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

(b)                                 In the event of termination by OMP under Section 15.6(a), OMP shall have no obligation to make payments relating to Regulatory Approval Preparation Costs of the Product(s) terminated which accrue following the effective date of termination, including but not limited to FTE costs, except, however, all initiated and committed OOP which shall be shared. In addition, the licenses and rights granted to Grünenthal in Article 2 and 12 (if the Parties have previously agreed to jointly develop the OMP-ADF-Formulation) and all obligations of Grünenthal related to such license as set forth in Articles 6 and 7 and all relevant definitions in Article 1 shall survive termination. All rights granted by Grünenthal related to Products terminated shall revert to Grünenthal and OMP shall promptly transfer to Grünenthal all INDs, Drug Approval Applications and Regulatory Approvals including all clinical data associated therewith in case of entire termination of this Agreement or the respective INDs (if IND relates solely to terminated Product), Drug Approval Applications and Regulatory Approvals including all clinical data associated therewith in case of partly termination. Grünenthal shall not be free to Prepare Regulatory Approval of or Commercialize Product in OMP Territory until this Agreement is terminated in its entirety. Grünenthal shall be free to Prepare Regulatory Approval of and Commercialize any Product without any limitations upon termination of this Agreement in its entirety.

15.7                       Mutual Termination. In case of a common decision by the SC to terminate the Regulatory Approval Preparation in its entirety for reasons referred to in Section 15.6(a), both Parties will equally share the cost of discontinuation and all licenses hereunder shall terminate.

15.8                       Change of Control.

(a)                                 In the event of a Change of Control of OMP.  In the event that substantially all of OMP’s assets are sold, or greater than [***] of OMP’s voting securities are transferred (whether by stock sale, merger, consolidation, reorganization, recapitalization or otherwise with respect to OMP or Johnson & Johnson) to any Third Party, other than Affiliates of OMP, during RAP of Product, joint

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

RAP shall continue, but the Excepted RAP Matters under Section 10.2 shall no longer exist and all final decisions shall be made by Grünenthal.

(b)                                 In the event of a Change of Control of Grünenthal. In the event of an Grünenthal Change in Control (defined below) during RAP of Product, joint RAP shall continue but all final decisions relating to RAP of Product shall no longer be made by Grünenthal but instead will be made by OMP and the Excepted RAP Matters under Section 10.2 shall continue to exist.

(i)                                     Grünenthal Change of Control shall mean any transaction or series of related transactions in which a Third Party [***] acquires or becomes the ultimate beneficial owner of (x) more than fifty percent (50%) of the outstanding voting securities of Grünenthal or the surviving entity, whether by merger, consolidation, reorganization, tender offer or similar means, or (y) all or substantially all of the assets of Grünenthal.

(ii)                                  [***].

15.9                       [Reserved]

15.10                Surviving Rights. Without limiting this Article 15, Sections 2.1(d), 7.4, 7.7, and 12.4 and Articles 1, 8, 9, 13 and 18 shall survive the expiration and any termination of this Agreement for any reason. The termination of this Agreement for any reason whatsoever shall be without prejudice to any obligations or rights on the part of either Party which have accrued prior to such termination and shall not affect or prejudice any provision of this Agreement which is expressly or by implication provided to come into effect on, or continue in effect after such termination.

15.11                Accrued Rights, Surviving Obligations. Termination, relinquishment or expiration of the Agreement for any reason shall be without prejudice to any obligations which shall have accrued prior to such termination, relinquishment or expiration, including, without limitation, the payment obligations under Article 6 hereof and this Article 15 and any and all damages arising from any breach hereunder. Such termination, relinquishment or expiration shall not

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

relieve either Party from obligations that are expressly indicated to survive termination or expiration of the Agreement. Notwithstanding anything to the contrary in this Agreement, in the event of termination by a Party after the date of filing of a Regulatory Approval in such Party’s Territory, such Party will cooperate with the other Party, to the extent requested by such other Party, in transferring such Regulatory Approval (or filing thereof) to such other Party at such other Party’s cost (unless such termination was due to the breach of this Agreement by, insolvency of, or voluntary termination by such Party).

15.12                [Reserved]

15.13                Termination Not Sole Remedy. Termination is not the sole remedy under this Agreement and, whether or not termination is effected, all other remedies will remain available except as agreed to otherwise herein.

ARTICLE 16                    DISPUTE RESOLUTION

16.1                       Dispute Resolution and Arbitration. In the case of any disputes between the Parties arising from this Agreement, and in case this Agreement does not provide a solution for how to resolve such disputes, the Parties shall discuss and negotiate in good faith a solution acceptable to both Parties and in the spirit of this Agreement. If after negotiating in good faith pursuant to the foregoing sentence, the Parties fail to reach agreement, then Grünenthal’s managing director and OMP´s chairman for pharmaceutical sector shall discuss in good faith an appropriate resolution to the dispute. If these executives fail, after good faith discussions undertaken in reasonable promptness, to reach an amicable agreement, then either Party may upon written notice to the other submit to binding arbitration pursuant to Section 16.2.

16.2                       Arbitration. In the case of any dispute arising out of or in connection with this Agreement, the Parties shall negotiate in good faith within [***] days after written notice has been given by one Party to the other Party requesting such negotiations. Within this [***] day period, the Parties shall also consider to use

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

mediation. If the Parties do not resolve their dispute within a period of [***] days after written notice was given, the dispute shall be finally settled by binding arbitration under the Rules of Arbitration of the International Chamber of Commerce by three (3) arbitrators, the chairperson of whom shall be appointed by the two party arbitrators. The seat of arbitration shall be Düsseldorf, Germany and the language of the proceedings shall be English. The Parties agree that any award or decision made by the arbitral tribunal shall be final and binding upon them and may be enforced in the same manner as a judgment or order of a court of competent jurisdiction. The arbitral tribunal shall render its final award within [***] from the date on which the Request for Arbitration by one of the Parties wishing to have recourse to arbitration is received by the ICC Secretariat. The ICC Secretariat may extend this time limit pursuant to a reasoned request from the arbitral tribunal or on its own initiative if it decides it is necessary to do so. The costs of the arbitration shall be fixed and paid as specified in the award. The arbitral tribunal shall determine the dispute by applying the provisions of this Agreement and the governing law set forth in Section 18.7. By agreeing to arbitration, the Parties do not intend to deprive any court of its jurisdiction to issue, at the request of a Party, a pre-arbitral injunction, pre-arbitral attachment or other order in aid of the arbitration proceedings and the enforcement of any award. Without prejudice to such provisional or interim remedies in aid of arbitration as may be available under the jurisdiction of a competent court, the arbitral tribunal shall have full authority to grant provisional or interim remedies and to award damages for the failure of any Party to the dispute to respect the arbitral tribunal’s order to that effect.

ARTICLE 17                    [Reserved]

ARTICLE 18                    MISCELLANEOUS

18.1                       Relationship of Parties. For the purposes of this Agreement, each Party is an independent contractor and not an agent or employee of the other Party. Neither Party shall have authority to make any statements, representations,

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

nor commitments of any kind, or to take any action which shall be binding on the other Party, except as may be explicitly provided for herein or authorized in writing.

18.2                       Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall be deemed to be one and the same instrument.

18.3                       Headings. All headings in this Agreement are for convenience only and shall not affect the meaning of any provision hereof.

18.4                      Binding Effect. This Agreement shall inure to the benefit of and be binding upon the Parties and their respective lawful successors and permitted assigns.

18.5                       Assignment. Neither Party may assign this Agreement without the prior written consent of the other Party, except that a Party may assign this Agreement in whole or in part to any Affiliate, provided that (i) the assigning Party remains obligated for its Affiliate´s performance of this Agreement, and (ii) the assigning Party provides prior written notice to the other Party of the anticipated assignment. Either Party may assign this Agreement to any party succeeding (by sale, merger, reverse merger or otherwise) to substantially all of the business and operations of such Party subject to the other Party´s right to terminate this Agreement pursuant to Article 15.

18.6                       Amendment. This Agreement may be amended, supplemented, or otherwise modified at any time, but only by means of a written instrument signed by both Parties.

18.7                       Governing Law. This Agreement and the legal relations among the Parties shall solely be governed by and construed and any dispute arising out of or in connection with this Agreement shall solely be resolved in accordance with, German law, without regard to its conflicts of law rules.

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

18.8                       Severability. In the event of any provisions of this Agreement being or becoming ineffective or of any omission being discovered, the validity of the remaining provisions shall not thereby be affected. In place of the ineffective provisions or for the purpose of rectifying the omission a reasonable arrangement shall operate being the nearest legally possible approach to that which the parties hereto desired or would have desired in consideration of the spirit and object of this Agreement had they considered the point.

18.9              Entire Agreement. This Agreement, together with all Exhibits and Side Letters Nr. 1 through Amended Side Letter Nr. 21, attachments and schedules hereto, constitutes the entire agreement between the Parties with respect to the subject matter hereof; provided, however, that all rights and obligations of the Parties under the Combined Territories License Agreement arising prior to the Effective Date shall be governed by the Combined Territories License Agreement. For the sake of clarity, all rights and obligations of the Parties with respect to Canada and Japan arising on and after the Effective Date of this Agreement shall be governed by Canada/Japan License Agreement. The Parties acknowledge and agree that this Agreement, together with the Canada/Japan License Agreement, amends, restates, supersedes and terminates the Combined Territories License Agreement and all previous agreements between the Parties under the Combined Territories License Agreement.

18.10                Advice of Counsel. OMP and Grünenthal have each consulted counsel of their choice regarding this Agreement, and each acknowledges and agrees that this Agreement shall not be deemed to have been drafted by one Party or another and will be construed accordingly.

18.11                Consents Not Unreasonably Withheld. Whenever provision is made in this Agreement for either Party to secure the consent or approval of the other, that consent or approval shall not unreasonably be withheld, and whenever in this Agreement provision is made for one Party to object to or disapprove a matter, such objection or disapproval shall not unreasonably be exercised.

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

18.12                Retained Rights. Nothing in this Agreement shall limit in any respect the right of either Party to conduct research and Regulatory Approval Preparation and to market products using such Party’s technology other than as herein expressly provided. Furthermore, nothing in this Agreement shall be construed to provide any license, implied or express, under any Patent Controlled by a Party, except to the extent of the express Products for the particular Regulatory Approval Preparation indications that are the subject of continuing joint Regulatory Approval Preparation and Commercialization pursuant to this Agreement.

18.13                Force Majeure. Neither Party shall lose any rights hereunder or be liable to the other Party for damages or losses on account of failure of performance by the defaulting Party if the failure is occasioned by government action, war, terrorist act, fire, explosion, flood, strike, lockout, embargo, act of God, or any other similar cause beyond the control of the defaulting Party, provided that the Party claiming force majeure has exerted reasonable efforts to avoid or remedy such force majeure; provided, however, that in no event shall a Party be required to settle any labor dispute or disturbance. The Party giving notice shall be excused from such obligations hereunder as it is disabled from performing for so long as it is so disabled; provided, however, that Party commences and continues to take reasonable and diligent actions to cure or remedy such force majeure. In the event of any such force majeure event, the Parties shall meet promptly to determine an equitable solution to the effects of any such event. The term of the agreement shall not be extended by any force majeure.

18.14                Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

18.15                No Implied Licenses. No rights to any other patents, know-how or technical information, or other intellectual property rights, other than as explicitly identified herein are granted or deemed granted by this Agreement. Except as

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

otherwise provided herein, no right, express or implied, is granted by the Agreement to use in any manner the name “Grünenthal” or “OMP”, or any other trade name or trademark of the other Party or its Affiliates in connection with the performance of the Agreement.

18.16                Notices. All notices hereunder shall be in writing by mail, courier or personal delivery and shall be deemed given upon receipt thereof. All notices shall be given

- if to Grünenthal,

addressed to:

Grünenthal GmbH

[***]

With a copy to:

Grünenthal GmbH

[***]

— if to OMP:

addressed to:

Janssen Pharmaceuticals, Inc.

[***]

With a copy to: [***]

Johnson & Johnson

[***]

18.17                Waiver. Except as specifically provided for herein, the waiver from time to time by either of the Parties of any of their rights or their failure to exercise any remedy shall not operate or be construed as a continuing waiver of same or of any other of such Party’s rights or remedies provided in this Agreement.

18.18                Compliance with Laws. The Parties shall comply with all applicable laws, rules, regulations and orders of the United States and applicable European

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

countries and supra-governmental organizations and all jurisdictions and any agency or court thereof in connection with this Agreement and the transactions contemplated thereby.

18.19                Bankruptcy. All rights and licenses granted under or pursuant to this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of Title 11, U.S. Code (the “Bankruptcy Code”), licenses and rights to “intellectual property” as defined under Section 101(60) of the Bankruptcy Code. The Parties agree that the other Party, as a licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code. Each Party agrees during the term of this Agreement to create and maintain current copies or, if not amenable to copying, detailed descriptions or other appropriate embodiments, of all such intellectual property. The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against one Party under the Bankruptcy Code, the other Party shall be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, and same, if not already in its possession, shall be promptly delivered to the other Party

(a)                                 upon any such commencement of a bankruptcy proceeding upon written request therefore by the other Party, unless such Party elects to continue to perform all of its obligations under this Agreement, or

(b)                                 if not delivered under (a) above, upon the rejection of this Agreement by or on behalf of such Party upon written request therefor by the other Party.

18.20                Non-Solicitation. During the Term, neither Party shall solicit, without prior written consent, for employment any employees of the other Party that have been involved in the cooperation or the promotion, marketing and sale of the Product. The Parties agree that the term “solicit” shall not include general solicitations of employment not specifically directed towards a Party´s employees, newspaper or other periodical advertisements, or general searches conducted by professional recruiting firms.

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

18.21                Contradictions. In case of contradiction of the wording between the body of this Agreement and the Exhibits and/or the Side Letters, the wording of the body of the Agreement shall take precedence over the Exhibits and the Side Letters.

ARTICLE 19                    GUARANTEE OF JOHNSON & JOHNSON, JOINT AND SEVERAL LIABILITY

19.1                       Johnson & Johnson, the parent corporation of OMP, hereby unconditionally and irrevocably guarantees the performance when due of any and all of the obligations of OMP and/or any other Johnson & Johnson Affiliate having obligations under this Agreement. Notwithstanding the foregoing, the guarantee set forth in this Section 19.1 shall automatically terminate, and shall be of no further force and effect, in the event that (i) this Agreement is assigned by OMP pursuant to Section 18.5 to any person or entity that is not a Johnson & Johnson Affiliate or (ii) OMP or another Johnson & Johnson Affiliate is otherwise no longer a party to this Agreement.

19.2                       Each company defined as OMP or to which obligations under this Agreement have been assigned shall be jointly and severally responsible for such obligation.

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Agreement as a sealed instrument effective as of the Effective Date.

JANSSEN PHARMACEUTICALS, INC.		JANSSEN RESEARCH & DEVELOPMENT, LLC

By:	/s/ Michael Grissinger	By:	/s/ Michael Grissinger

Name:	Michael Grissinger	Name:	Michael Grissinger

Title:	Authorized Signatory	Title:	Authorized Signatory

Date:	January 12, 2015	Date:	January 12, 2015

GRÜNENTHAL GMBH

By:	/s/ Prof. Dr. Eric-Paul Pâques	By:	/s/ Dr. Alberto Grua

Name:	Prof. Dr. Eric-Paul Pâques	Name:	Dr. Alberto Grua

Title:	CEO	Title:	Chief Commercial Officer EU, Australia and North America

Date:	2015-01-13	Date:	2015-01-13

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

[Signature Page to License Agreement (U.S.)]

Solely with respect to Article 19:

JOHNSON & JOHNSON

By:	/s/ Eric Jung

Name:	Eric Jung

Title:	Assistant Secretary

Date:	1/12/2015

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

[Signature Page to License Agreement (U.S.)]

EXHIBIT 1.3

to the License Agreement (U.S.)

CG-5503

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EXHIBIT 1.22

to the License Agreement (U.S.)

FULLY ALLOCATED MANUFACTURING COSTS

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EXHIBIT 1.29

to the License Agreement (U.S.)

GRÛNENTHAL BACKGROUND PATENTS

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EXHIBIT 1.63

to the License Agreement (U.S.)

INITIAL REGULATORY APPROVAL PREPARATION PLAN

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EXHIBIT 1.63.1

to the License Agreement (U.S.)

ADDITIONAL REGULATORY APPROVAL PREPARATION PLAN

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EXHIBIT 6.5

to the License Agreement (U.S.)

CALCULATION OF OMP TERRITORY EARNED ROYALTY

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EXHIBIT 10.3 (b)

to the License Agreement (U.S.)

COST ALLOCATION PRINCIPLES

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EXHIBIT 11.6 (a), 1

to the License Agreement (U.S.)

FDA FORM 1571 AND ATTACHMENT FOR SECTION 13

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EXHIBIT 11.6 (a), 2

to the License Agreement (U.S.)

GRÛNENTHAL IND TRANSFER LETTER

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EXHIBIT 11.6 (a), 3

to the License Agreement (U.S.)

J&J PRD IND ACCEPTANCE LETTER

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EXHIBIT 11.7 (c)

to the License Agreement (U.S.)

ADVERSE EVENT REPORTING PROCEDURES FOR PRODUCT

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SIDE LETTERS 1-21

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